                                                                    Exhibit 4.1


                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.
                                    as Issuer

                          THE GUARANTORS NAMED HEREIN,
                            as Subsidiary Guarantors

                               ENVIROSYSTEMS CORP.
                                    as Holdco

                                       and

                   UNITED STATES TRUST COMPANY OF TEXAS, N.A.
                                   as Trustee

                                    ---------

                                    INDENTURE

                          Dated as of October 16, 1998

                                    ---------

                     13% Senior Subordinated Notes due 2008


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                                TABLE OF CONTENTS
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                                                                            Page
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
ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE.........................1
  SECTION 1.1. Definitions.....................................................1
  SECTION 1.2. Incorporation by Reference of TIA..............................25
  SECTION 1.3. Rules of Construction..........................................25
  SECTION 1.4. One Class of Securities........................................26

ARTICLE TWO THE NOTES.........................................................26
  SECTION 2.1. Form and Dating................................................26
  SECTION 2.2. Execution and Authentication; Aggregate Principal Amount.......26
  SECTION 2.3. Registrar and Paying Agent.....................................27
  SECTION 2.4. Paying Agent To Hold Assets in Trust...........................28
  SECTION 2.5. Noteholder Lists...............................................28
  SECTION 2.6. [Intentionally Omitted]........................................28
  SECTION 2.7. Replacement Notes..............................................28
  SECTION 2.8. Outstanding Notes..............................................29
  SECTION 2.9. Treasury Notes.................................................29
  SECTION 2.10. Temporary Notes...............................................29
  SECTION 2.11. Cancellation..................................................30
  SECTION 2.12. Defaulted Interest............................................30
  SECTION 2.13. CUSIP Number..................................................30
  SECTION 2.14. Deposit of Moneys.............................................30

ARTICLE THREE REDEMPTION......................................................31
  SECTION 3.1. Notices to Trustee.............................................31
  SECTION 3.2. Selection of Notes To Be Redeemed..............................31
  SECTION 3.3. Notice of Redemption...........................................31
  SECTION 3.4. Effect of Notice of Redemption.................................32
  SECTION 3.5. Deposit of Redemption Price....................................33
  SECTION 3.6. Notes Redeemed in Part.........................................33
  SECTION 3.7. Optional Redemption............................................33

ARTICLE FOUR COVENANTS........................................................34
  SECTION 4.1. Payment of Notes...............................................34
  SECTION 4.2. Maintenance of Office or Agency................................34
  SECTION 4.3. Corporate Existence............................................35
  SECTION 4.4. Payment of Taxes and Other Claims..............................35
  SECTION 4.5. Maintenance of Properties and Insurance........................36
  SECTION 4.6. Compliance Certificate; Notice of Default......................36
  SECTION 4.7. Compliance with Laws...........................................37
  SECTION 4.8. SEC Reports....................................................37
  SECTION 4.9. Waiver of Stay, Extension or Usury Laws........................38
  SECTION 4.10. Limitation on Restricted Payments.............................38
  SECTION 4.11. Limitation on Restrictions on Distributions from Restricted
                Subsidiaries..................................................40
  SECTION 4.12. Limitation on Affiliate Transactions..........................41
  SECTION 4.13. Limitation on Indebtedness....................................42
  SECTION 4.14. [INTENTIONALLY OMITTED].......................................45
  SECTION 4.15. Limitation on Other Senior Subordinated Indebtedness..........45
  SECTION 4.16. Change of Control.............................................45
  SECTION 4.17. Limitation on Sales of Assets and Subsidiary Stock............46
  SECTION 4.18. Limitation on Liens Securing Subordinated Indebtedness........49
  SECTION 4.19. Future Subsidiary Guarantors..................................50
  SECTION 4.20. Limitation on Designations of Unrestricted Subsidiaries.......50

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                                        i
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
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
  SECTION 4.21. Limitation on Lines of Business...............................51
  SECTION 4.22. Limitation on Holdco and the Holding Companies................51

ARTICLE FIVE SUCCESSOR CORPORATION ...........................................52
  SECTION 5.1. Merger, Consolidation and Sale of Assets of the Company........52
  SECTION 5.2. Successor Corporation Substituted for the Company..............53
  SECTION 5.3. Merger, Consolidation and Sale of Assets of Any Subsidiary
               Guarantor......................................................53
  SECTION 5.4. Successor Corporation Substituted for Subsidiary Guarantor.....54

ARTICLE SIX DEFAULT AND REMEDIES .............................................54
  SECTION 6.1. Events of Default..............................................54
  SECTION 6.2. Acceleration...................................................56
  SECTION 6.3. Other Remedies.................................................56
  SECTION 6.4. Waiver of Past Defaults........................................57
  SECTION 6.5. Control by Majority............................................57
  SECTION 6.6. Limitation on Suits............................................57
  SECTION 6.7. Rights of Holders To Receive Payment...........................58
  SECTION 6.8. Collection Suit by Trustee.....................................58
  SECTION 6.9. Trustee May File Proofs of Claim...............................58
  SECTION 6.10. Priorities....................................................58
  SECTION 6.11. Undertaking for Costs.........................................59

ARTICLE SEVEN TRUSTEE ........................................................59
  SECTION 7.1. Duties of Trustee..............................................59
  SECTION 7.2. Rights of Trustee..............................................60
  SECTION 7.3. Individual Rights of Trustee...................................62
  SECTION 7.4. Trustee's Disclaimer...........................................62
  SECTION 7.5. Notice of Default..............................................62
  SECTION 7.6. Reports by Trustee to Holders..................................62
  SECTION 7.7. Compensation and Indemnity.....................................63
  SECTION 7.8. Replacement of Trustee.........................................64
  SECTION 7.9. Successor Trustee by Merger, Etc...............................65
  SECTION 7.10. Eligibility; Disqualification.................................65
  SECTION 7.11. Preferential Collection of Claims Against Company.............65

ARTICLE EIGHT DISCHARGE OF INDENTURE; DEFEASANCE .............................66
  SECTION 8.1. Discharge of Liability on Notes; Defeasance....................66
  SECTION 8.2. Conditions to Defeasance.......................................67
  SECTION 8.3. Application of Trust Money.....................................68
  SECTION 8.4. Repayment to Company...........................................68
  SECTION 8.5. Indemnity for Government Obligations...........................69
  SECTION 8.6. Reinstatement..................................................69

ARTICLE NINE AMENDMENTS, SUPPLEMENTS AND WAIVERS .............................69
  SECTION 9.1. Without Consent of Holders.....................................69
  SECTION 9.2. With Consent of Holders........................................70
  SECTION 9.3. Effect on Senior Indebtedness..................................71
  SECTION 9.4. Compliance with TIA........................................,...72
  SECTION 9.5. Revocation and Effect of Consents..............................72
  SECTION 9.6. Notation on or Exchange of Notes...............................72
  SECTION 9.7. Trustee To Sign Amendments, Etc................................73
  SECTION 9.8. Payment for Consent............................................73

ARTICLE TEN SUBORDINATION ....................................................73
  SECTION 10.1. Notes Subordinated to Senior Indebtedness.....................73
  SECTION 10.2. No Payment on Notes in Certain Circumstances..................74
  SECTION 10.3. Payment Over of Proceeds upon Dissolution, Etc................75
  SECTION 10.4. Payments May Be Paid Prior to Dissolution.....................76
  SECTION 10.5. Subrogation...................................................77

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                                       ii
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
  SECTION 10.6. Obligations of the Company Unconditional......................77
  SECTION 10.7. Notice to Trustee.............................................78
  SECTION 10.8. Reliance on Judicial Order or Certificate of Liquidating
                Agent.........................................................78
  SECTION 10.9. Trustee's Relation to Senior Indebtedness.....................79
  SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of
                 the Company or Holders of Senior Indebtedness................79
  SECTION 10.11. Noteholders Authorize Trustee To Effectuate Subordination
                 of Notes.....................................................80
  SECTION 10.12. This Article Ten Not To Prevent Events of Default............80
  SECTION 10.13. Trustee's Compensation Not Prejudiced........................80
  SECTION 10.14. Acceleration of Payment of Notes.............................81

ARTICLE ELEVEN SUBSIDIARY GUARANTEES .........................................81
  SECTION 11.1. Unconditional Subsidiary Guarantee............................81
  SECTION 11.2. Subordination of Subsidiary Guarantee.........................82
  SECTION 11.3. Severability..................................................82
  SECTION 11.4. Release of Subsidiary Guarantor from the Subsidiary
                Guarantee.....................................................82
  SECTION 11.5. Limitation on Amount Guaranteed; Contribution by Subsidiary
                Guarantors....................................................83
  SECTION 11.6. Waiver of Subrogation.........................................84
  SECTION 11.7. Execution of Subsidiary Guarantee.............................85
  SECTION 11.8. Waiver of Stay, Extension or Usury Laws.......................85
  SECTION 11.9. Effectiveness of Subsidiary Guarantee.........................85

ARTICLE TWELVE SUBORDINATION OF GUARANTEE OBLIGATIONS ........................86
  SECTION 12.1.  Guarantee Obligations Subordinated to Senior Indebtedness
                 of Subsidiary Guarantors.....................................86
  SECTION 12.2.  No Payment on Notes in Certain Circumstances.................86
  SECTION 12.3.  Payment Over of Proceeds upon Dissolution, Etc...............88
  SECTION 12.4. Payments May Be Paid Prior to Dissolution.....................90
  SECTION 12.5. Subrogation...................................................90
  SECTION 12.6. Obligations of Subsidiary Guarantor Unconditional.............91
  SECTION 12.7. Notice to Trustee.............................................91
  SECTION 12.8. Reliance on Judicial Order or Certificate of Liquidating
                Agent ........................................................91
  SECTION 12.9. Trustee's Relation to Subsidiary Guarantor's Senior
                 Indebtedness.................................................92
  SECTION 12.10. Subordination Rights Not Impaired by Acts or Omissions of
                 Subsidiary Guarantors or Holders of Subsidiary Guarantors'
                 Senior Indebtedness..........................................92
  SECTION 12.11. Noteholders Authorize Trustee To Effectuate Subordination
                 of Notes.....................................................93
  SECTION 12.12. This Article Twelve Not To Prevent Events of Default.........94

ARTICLE THIRTEEN MISCELLANEOUS ...............................................94
  SECTION 13.1. TIA Controls..................................................94
  SECTION 13.2. Notices.......................................................94
  SECTION 13.3. Communications by Holders with Other Holders..................95
  SECTION 13.4. Certificate and Opinion as to Conditions Precedent............96
  SECTION 13.5. Statements Required in Certificate or Opinion.................96
  SECTION 13.6. Rules by Trustee, Paying Agent, Registrar.....................96
  SECTION 13.7. Legal Holidays................................................97
  SECTION 13.8. Governing Law.................................................97
  SECTION 13.9. No Adverse Interpretation of Other Agreements.................97
  SECTION 13.10. No Recourse Against Others...................................97
  SECTION 13.11. Successors...................................................97
  SECTION 13.12. Duplicate Originals..........................................97
  SECTION 13.13. Severability.................................................98

Appendix ....................................................................  I

Exhibit A - Form of Initial Note and Subsidiary Guarantee....................A-1

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                                       iii
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

Exhibit B - Form of Exchange Note and Private Exchange Note and Subsidiary
            Guarantee........................................................B-1
Exhibit C - Subsidiary Guarantors ...........................................C-1


Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

            INDENTURE, dated as of October 16, 1998, among ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC., a Delaware corporation (the "Company"), the guarantors named on Exhibit C hereto (the "Subsidiary Guarantors"), EnviroSystems Corp., a Delaware corporation ("Holdco") and United States Trust Company of Texas, N.A., as Trustee (the "Trustee").

            The Company has duly authorized the creation of an issue of 13% Senior Subordinated Notes due 2008 (the "Initial Notes") and, if and when issued pursuant to a registered exchange for the Initial Notes, 13% Senior Subordinated Exchange Notes due 2008 (the "Exchange Notes") and, if and when issued pursuant to a private exchange for the Initial Notes, 13% Senior Subordinated Private Exchange Notes due 2008 (the "Private Exchange Notes," and together with the Initial Notes and the Exchange Notes, the "Notes") to provide therefor, the Company and each of the Subsidiary Guarantors has duly authorized the execution and delivery of this Indenture. The Subsidiary Guarantors have agreed to Guarantee the Notes on a senior subordinated basis.

            All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done. All things necessary to make the Subsidiary Guarantees (as defined herein), when duly issued and executed by each Guarantor and endorsed on the Notes, and authenticated and delivered hereunder, the valid obligations of the Subsidiary Guarantors have been done.

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (the "Acquired Person") (i) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person or (ii) assumed in connection with the acquisition of assets from such Person.

            "Adjusted Maximum Amount" has the meaning provided in Section 11.05.

            "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified

Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described in Sections 4.10 and 4.12 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Aggregate Payments" has the meaning provided in Section 11.05.

            "Alchemy" means Alchemy Investment Plan, a group of funds advised by Alchemy Partners, or its Affiliates.

            "Alchemy Partners" means Alchemy Partners, an English partnership.

            "Asset Disposition" means any sale, lease, transfer, conveyance, issuance or other disposition (or series of related sales, leases, transfers, conveyances, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a "disposition") (including by way of a sale-and-leaseback), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (including as a result of a termination of an Emissions Contract), other than, in the case of
(i), (ii) and (iii) above, (a) a disposition by (1) the Company to a Wholly Owned Subsidiary that is a Subsidiary Guarantor, (2) a Restricted Subsidiary that is a Subsidiary Guarantor to the Company or a Wholly Owned Subsidiary that is a Subsidiary Guarantor or (3) a Restricted Subsidiary that is not a Subsidiary Guarantor to (x) the Company or (y) any Restricted Subsidiary, (b) a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company and any Restricted Subsidiary and that is disposed of in each case in the ordinary course of business, (c) the sale of other assets so long as the fair market value of the assets disposed of pursuant to this clause (c) does not exceed $3.0 million in the aggregate in any fiscal year, (d) for the purposes of Section 4.17 only, a disposition subject to
Section 4.10 and (e) the disposition of all or substantially all of the assets of the Company in the manner permitted pursuant to the provisions described in
Section 5.01 where such disposition constitutes a Change of Control under
Section 4.16. For the purposes of this Indenture, the term "Asset Disposition" shall include the receipt by the Company or any Restricted Subsidiary of any termination payments, settlement or judgment awards or similar payments in connection with, or as a result of, the termination or cancellation of any Emissions Contract.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, (a) if such Sale/Leaseback transaction in a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of "Capital Lease Obligations" and (b) in other instances, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been renewed or extended).

            "Authenticating Agent" has the meaning provided in Section 2.02.

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bank Indebtedness" means (i) the Indebtedness outstanding or arising under the Credit Facility, (ii) all obligations incurred by or owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Credit Facility (including, but not limited to, all interest (including, but not limited to, interest accruing pursuant to the terms of the Credit Facility on or after the filing of any petition in any bankruptcy, reorganization or similar proceeding relating to the Company or any Restricted Subsidiary, whether or not a claim for such is allowed in such proceeding), all fees and expenses of counsel, reimbursement obligations, indemnities and all other charges, fees, expenses and other claims), and (iii) all interest rate agreement obligations arising in connection thereafter with any party to the Credit Facility.

            "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

            "Blockage Notice" has the meaning provided in Section 10.02.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Contribution" means the contribution to capital received by the

Company from any holder of the Company's Capital Stock whereby the Company receives cash solely in exchange for either no consideration or Capital Stock of the Company other than Disqualified Stock.

            "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

            "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally Guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by (x) any
(A) bank organized under the laws of the United States of America or any state thereof or the District of Columbia or (B) commercial banking institution organized and located in a country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $200 million (or the foreign currency equivalent thereof) or (y) any lender under the Credit Facility; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above; and (vii) other short-term investments utilized by foreign Restricted Subsidiaries in accordance with normal investment practices for cash management not exceeding $1.0 million in aggregate principal amount outstanding at any time.

            "Cash Flow" for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and amortization expense, provided that consolidated depreciation and amortization expense of a Subsidiary that is not a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary and (iv) all other non-cash charges (other than any non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period). Notwithstanding clause (iv) above, there shall be deducted from Cash Flow in any period any cash expended in such period that funds a non-recurring, non-cash charge accrued or reserved in a prior period which was added back to Cash Flow pursuant to clause (iv) in such prior period.

            "Change of Control" means the occurrence of any of the following events:

            (i) Prior to the consummation of an Initial Equity Offering, Alchemy ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 40% in the aggregate of the total voting power of the Voting Stock of the Company or Holdco, in each case whether as a result of issuance of securities of the Company or Holdco, any merger, consolidation, liquidation or dissolution of the Company or Holdco, any direct or indirect transfer of securities by the Company or otherwise (for purposes of this clause (i) and clause (ii) below, Alchemy shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as Alchemy beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

            (ii) Following the first Initial Equity Offering, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Alchemy, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdco (whichever entity has consummated such public offering); provided, however, that Alchemy beneficially owns (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdco than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and Alchemy beneficially owns (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

            (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors or the board of directors of Holdco, as the case may be, (together with any new directors whose election or appointment by the Board of Directors or the board of directors of Holdco, as the case may be, or whose nomination for election by the shareholders of the Company or Holdco, as the case may be, was approved by a vote of 60% of the directors of the Company or ESPH, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors or the board of directors of Holdco, as the case may be, then in office; or

            (iv) the merger or consolidation of the Company or Holdco, with or into another Person or the merger of another Person with or into the Company or Holdco or the sale of all or substantially all the assets of the Company or Holdco to another Person (other than a Person that is controlled by Alchemy), and, in the case of any such merger or consolidation, the securities of the Company or Holdco that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company or Holdco are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

            "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, to the extent relevant to the calculation for any period, Cash Flow and Consolidated Interest Expense shall be calculated using the pro forma consolidated statements of operations of the Company included in the Offering Circular, which pro forma statements of operations shall give effect to the Transactions (as defined therein) as if they occurred at the beginning of the relevant period; provided, further, however, that (1) if the Company or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period and on or prior to the relevant date of determination that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio is an issuance of Indebtedness, or both, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period and on or prior to the relevant date of determination the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Cash Flow for such period shall be reduced by an amount equal to the Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Cash Flow (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) to the extent not duplicative with (2) above, if since the beginning of such period and on or prior to the relevant date of determination any Emissions Contract ceased or ceases to be in effect, the Cash Flow for such period shall be reduced by an amount equal to the cash Flow (if positive) directly attributable thereto for such period, or increased by an amount equal to the Cash Flow (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries with the proceeds of any termination fee or similar payment received by the Company or a Restricted Subsidiary as a result of the cessation of such Emissions Contract, (4) if since the beginning of such period and on or prior to the relevant date of determination the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including Capital Stock of a Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness and including pro forma cost reductions, in each case as calculated in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act or any successor provision relating to the preparation of pro forma financial statements (it being understood that all cost reductions set forth in Note (3) to the unaudited pro forma consolidated statements included in the Offering Circular shall be deemed to be calculated on a basis consistent with such requirements)) as if such Investment or acquisition occurred on the first day of such period, and (5) if since the beginning of such period and on or prior to the relevant date of determination any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment, or any Emissions Contract entered into by such Person shall cease to be in effect, that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by, or if in respect of, the Company or a Restricted Subsidiary during such period, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including pro forma cost reductions, in each case as calculated in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Securities Act or any successor provision relating to the preparation of pro forma financial statements (it being understood that all cost reductions set forth in Note (3) to the unaudited pro forma consolidated statements included in the Offering Circular shall be deemed to be calculated on a basis consistent with such requirements)) as if such Asset Disposition, Investment or cessation of such Emissions Contract occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness Incurred pursuant to a revolving credit facility the amount outstanding under such Indebtedness shall be equal to the average of the amount outstanding during the period commencing on the first day of the first of the four most recent fiscal quarters for which financial statements are available and ending on the date of determination.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense but Incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost (other than those debt discounts and debt issuance costs incurred on the Issue Date), (iii) capitalized interest, (iv) original issue discount and non-cash interest payments or accruals, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Hedging Obligations (including amortization of fees), (vii) dividends in respect of all Disqualified Stock or Preferred Stock held by Persons other than the Company, a Subsidiary Guarantor or a Wholly Owned Subsidiary, (viii) interest Incurred in connection with investments in discontinued operations, (ix) the interest portion of any deferred payment obligations, (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and
(xi) imputed interest expense associated with any Attributable Debt. For purposes of this definition, interest expense attributable to any Indebtedness represented by the Guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness Guaranteed.

            "Consolidated Net Income" means, for any period, the net income or loss of the Company and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

            (i) any net income of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

            (ii) any net income of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

            (iii) any net income of any Restricted Subsidiary (other than Envirotest Systems Corp. and Environmental Systems Products, Inc., in each case, solely for the period prior to the Issue Date) if such Restricted Subsidiary is subject to restrictions (other than restrictions under the Credit Facility, this Indenture or the indenture governing the Senior Discount Notes), directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

            (v) all extraordinary, unusual or non-recurring gains but not losses; and

            (vi) the cumulative effect of a change in accounting principles.

            "covenant defeasance option" has the meaning provided in Section
8.01.

            "Credit Facility" means the credit agreement dated as of October 16, 1998, by and among the Company, certain banks, financial institutions and other entities, and Credit Suisse First Boston, as Administrative Agent, Collateral Agent and Arranger, and DLJ Capital Funding, Inc., as Syndication Agent and Donaldson Lufkin and Jenrette Securities Corporation, as an Arranger, initially providing for an aggregate $435 million of term loan and revolving credit facilities, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, refinanced, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of reimbursement of letters of credit issued pursuant to the Credit Facility and agreements in respect of Hedging Obligations with lenders party to the Credit Facility and their affiliates and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Facility and all refunding, refinancings (in whole or in part) and replacements of any Credit Facility, including any agreement (i) extending the maturity of, or increasing the amount of, any Indebtedness incurred thereunder or contemplated thereby, or (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Restricted Subsidiaries and their respective successors and assigns.

            "Currency Agreement Obligations" means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors.

            "Designated Senior Indebtedness" means (i) so long as any Bank Indebtedness is outstanding, such Bank Indebtedness and (ii) provided no Bank Indebtedness is outstanding, any other Senior Indebtedness of the Company permitted to be incurred under the Indenture which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 123 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 123 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described in Sections 4.16 and 4.17.

            "Emissions Contract" means a contract with a governmental authority to provide motor vehicle emissions testing, motor vehicle emissions testing equipment testing, or calibration, data collection and reporting (auditing emissions testing equipment and data) relating to motor vehicle emissions testing, provided, however, that such contract may also relate to the provision of motor vehicle safety inspection or motor vehicle registration but only if it primarily relates to the provisions of the services enumerated above.

            "ESPH" means Environmental Systems Holdings Inc., a Delaware corporation.

            "Event of Default" has the meaning provided in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

            "Exchange Notes" has the meaning provided in the preamble to this Indenture.

            "Fair Share" has the meaning provided in Section 11.05.

            "Fair Share Shortfall" has the meaning provided in Section 11.05.

            "Fraudulent Transfer Laws" has the meaning provided in Section
11.05.

            "Funding Guarantor" has the meaning provided in Section 11.05.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such other Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantee Obligations" has the meaning provided in Section 12.01.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

            "Holdco" means EnviroSystems Corp., a Delaware corporation.

            "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

            "Holding Company" means each of Newmall Ltd., a private limited company incorporated in England and Wales, Wellman Overseas Ltd., a private limited company incorporated in England and Wales, and Wellman North America, Inc., a private limited company incorporated in England and Wales, and each of their successors and assigns, if any.

            "Incur" means create, issue, assume, Guarantee, incur or otherwise become liable for, directly or indirectly, or otherwise become responsible for, contingently or otherwise, Indebtedness, Disqualified Stock or Preferred Stock; provided, however, that any Indebtedness, Disqualified Stock or Preferred Stock of a Person existing at the time such Person merges with the Company or becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise), including, without limitation, Indebtedness Incurred and Disqualified Stock and Preferred Stock issued in connection with, or in contemplation of, such other Person merging with or into the Company or a Subsidiary or becoming a Subsidiary shall be deemed to be Incurred by the Company or such Subsidiary at the time it merges with the Company or becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

            "Indebtedness" of any Person means, without duplication, and whether or not contingent,

            (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds (other than performance bonds) or other similar instruments for the payment of which such Person is responsible or liable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

            (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions to which such Person is a party;

            (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

            (v) Disqualified Stock (measured by the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of such Disqualified Stock of such Person and measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) or, with respect to any Subsidiary of such Person, any Preferred Stock (measured by its liquidation preference);

            (vi) all Hedging Obligations;

            (vii) all obligations of the type referred to in clauses (i) through
      (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee (other than in each case by reason of activities described in the proviso to the definition of "Guarantee"); and

            (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

            For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock was purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors. For purposes hereof, the amount of any Indebtedness issued with original issue discount shall be the original purchase price plus accrued interest, provided, however, that such accretion shall not be deemed an incurrence of Indebtedness.

            "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "Initial Notes" has the meaning provided in the preamble to this Indenture.

            "Initial Public Offering" means an underwritten primary or combined primary and secondary public offering of common stock of the Company or Holdco, pursuant to an effective registration statement under the Securities Act.

            "Initial Purchasers" means Credit Suisse First Boston (Europe) Limited and one or more of its affiliates (the "CSFBC Buyers"), DLJ Merchant Banking Partners II, L.P. and one or more of its affiliates (the "DLJMB Buyers") and Chase Equity Associates L.P. and one or more of its affiliates or other third parties that the CSFBC Buyers and the DLJMB Buyers consent to.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

            "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance or loan, in each case in accordance with GAAP) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.10, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent investment in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors. The Company and any Restricted Subsidiary shall be deemed to have made an Investment in a Person that is or was required to be a Subsidiary Guarantor if, upon the issuance, sale or other disposition of any portion of the Company's or such Restricted Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary Guarantor. For purposes of the immediately preceding sentence, the amount of the Investment by the Company or such Restricted Subsidiary shall be the portion (proportionate to the Company's or such Restricted Subsidiary's equity interest in such Person after the issuance, sale or disposition) of the fair market value of such Person at the time of the issuance, sale or disposition, as determined by the issue, sale or other disposition price of the Capital Stock with respect to which the measurement of the Investment is required.

            "issue" means issue, assume, Guarantee, Incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person merges with the Company or becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by the Company such Subsidiary at the time it merges with the Company or becomes a Subsidiary; and the term "issuance" has a corresponding meaning.

            "Issue Date" means the date of original issuance of the Notes.

            "Joint Ventures" means joint ventures entered into by the Company or any of its Subsidiaries for the primary purpose of operating a Related Business where such joint venture is not a Subsidiary.

            "Legal Defeasance Option" has the meaning provided in Section 8.01.

            "Legal Holiday" has the meaning provided in Section 13.07.

            "Lien" means any mortgage, pledge, security interest, privilege, conditional sale or other title retention agreement or other similar lien (statutory or otherwise), or encumbrance upon or with respect to any property of any kind, real or personal, moveable or immovable, now owned or hereafter acquired.

            "Maturity Date" means October 31, 2008.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which (A) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or (B) must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) reasonable amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by the Company.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or any Capital Contribution, means the cash proceeds of such issuance, sale or Capital Contribution plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt), of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred or required to be Incurred in connection with such issuance, sale or Capital Contribution and also net of taxes paid or payable as a result thereof.

            "Notes" means the Initial Notes, the Private Exchange Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Obligations" means with respect to any Indebtedness, all obligations for principal, premium, interest (including, without limitation, interest after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding against the Company or any of its Subsidiaries, whether or not allowed in any such proceeding), penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

            "Offer" has the meaning provided in Section 4.17.

            "Offer Amount" has the meaning provided in Section 4.17.

            "Offer Period" has the meaning provided in Section 4.17.

            "Offering Circular" means the Offering Circular dated October 15, 1998, pursuant to which the Notes were offered, and any supplement thereto.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05, to the extent they relate to the making of an Officers' Certificate.

            "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel for the Company, and who is reasonably acceptable to the Trustee, but who is not an employee of the Company or any of its Affiliates or Subsidiaries, complying with the requirements of Sections 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel.

            "Paying Agent" has the meaning provided in Section 2.03.

            "Payment Blockage Period" has the meanings provided in Sections
10.02 and 12.02.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Subsidiary Guarantor or a Person that shall, upon the making of such Investment, become a Subsidiary Guarantor; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary Guarantor; provided, however, that such Person's primary business is a Related Business;
(iii) Investments in Cash Equivalents; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(v) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
(vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (vii) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; (vii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted in Section 4.17; (ix) Joint Ventures and other Persons that are not Subsidiary Guarantors that do not exceed an aggregate of $20.0 million at any time outstanding under and pursuant to this clause (x) without giving effect to changes in the value of such Investment occurring after the date of such Investment, but giving effect (by increasing such amount) to all liquidation distributions or other returns of capital received in respect of such Investment in cash or Cash Equivalents; and (xi) ESP Financing LLC or such other Joint Venture, in each case which entity is primarily engaged in the financing of purchases of the Company's or its Subsidiaries' equipment by independent third parties, that do not exceed $3.0 million at any time outstanding under and pursuant to this clause (xi) without giving effect to changes in the value of such Investment occurring after the date of such Investment, but giving effect (by increasing such amount) to all liquidation distributions or other returns of capital received in respect of such Investment in cash or Cash Equivalents; (xi) loans permitted by the provisions of clause (b)(x) of Section 4.12; and (xii) 100% of the issued and outstanding Capital stock of Transervice; provided, that
(a) the aggregate purchase price of such Capital Stock shall not exceed $18.0 million and (b) no Indebtedness shall be assumed by the Company or any of its Subsidiaries in connection therewith and any Indebtedness of Transervice, if not paid in full, shall be non-recourse to the Company and any Subsidiary of the Company other than Transervice or any of their respective assets.

            "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves have been taken on the books of the Company; (d) Liens to secure the performance of statutory obligations or in favor of issuers of surety bonds, performance bonds, appeal bonds or letters of credit or other obligations of a like nature issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) Liens securing a Hedging Obligation so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Hedging Obligation; (f) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of any Purchase Money Indebtedness or Capital Lease Obligations relating to assets or property acquired, constructed or leased in the ordinary course of business provided that (x) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (y) such Liens shall not encumber any other assets or property of the Company or any Restricted Subsidiary other than such Assets or property and assets affixed or appurtenant thereto; (g) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business; (h) Liens in favor of the Company and/or any of its Restricted Subsidiaries, other than such a Lien with respect to intercompany indebtedness if the Company or a Subsidiary Guarantor is not the beneficiary of such a Lien;
(i) Liens existing on the date of the Indenture; (j) encumbrances consisting of zoning restrictions, surety exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any Restricted Subsidiary, rights or restrictions of record on the use of real property, minor defects in title, landlords' and lessors' liens under leases on property located on the rented premises, in each case not interfering in any material respect with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; and (k) any extension, renewal, refinancing, refunding or replacement of any Permitted Lien, provided that such new Lien is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien, could secure) the obligations to which such Liens relate.

            "Permitted Testing Center Assets" means vehicles emission test site equipment and the related test site or sites located in the United States of America (or, solely with respect to Restricted Subsidiaries domiciled outside of the United States, in any foreign jurisdiction) used or to be used by the Company or any of its Subsidiaries in connection with a centralized emission testing program pursuant to a contract with a governmental authority.

            "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "Principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

            "Private Exchange Notes" has the meaning provided in the preamble to this Indenture.

            "Pro Forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company.

            "Public Debt" means any Indebtedness represented by debt securities issued by the Company or any Restricted Subsidiary in connection with a public offering or a sale exempt from registration under the Securities Act (provided such debt securities are intended to be distributed by a resale pursuant to Rule 144A, Regulation S or otherwise under the Securities Act or sold on an agency basis by a broker-dealer or one of its affiliates); it being understood that the term "Public Debt" shall not include any commercial bank borrowings or similar borrowings, any receivables financing, recourse transfers of financial assets, capital leases or other types of borrowings Incurred in a manner not customarily viewed as a "securities offering".

            "Public Equity Offering" means an underwritten primary or combined primary and secondary public offering of Capital Stock (other than Disqualified Stock) of the Company or Holdco, all or a portion of the net proceeds of which, if issued by Holdco, are contributed to the Company as a Capital Contribution, pursuant to an effective registration statement under the Securities Act.

            "Purchase Date" has the meaning provided in Section 4.17.

            "Purchase Money Indebtedness" means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition (including in the case of a Capital Lease Obligation, the lease) of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors, is directly related to the Related Business of the Company and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

            "Record Date" means each Record Date specified in the Notes, whether or not a Legal Holiday.

            "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

            "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

            "Refinance" means, in respect of any Indebtedness, to extend, refinance, renew, replace, defease or refund, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (a) the principal amount of such Refinancing Indebtedness does not exceed (after deduction of reasonable and customary fees and expenses incurred in connection with such refinancing and the amount of any premium or prepayment penalty paid in connection with such Refinancing to the extent in accordance with the terms of the document governing such Indebtedness (except for any modification to any such document made in connection with or in contemplation of such refinancing)) the lesser of (i) the principal amount of the Indebtedness so extended, refinanced renewed, replaced, defeased or refunded; and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing, plus, in each case accrued interest on such Indebtedness being Refinanced; (b) such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, such Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the relevant Subsidiary Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that Refinancing Indebtedness shall not include (1) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company, (2) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary or (3) Indebtedness of the Company or a Subsidiary Guarantor that Refinances Indebtedness of a Restricted Subsidiary which is not a Subsidiary Guarantor.

            "Registrar" has the meaning provided in Section 2.03.

            "Registration Rights Agreement" means the Registration Rights Agreement dated October 16, 1998 among the Company, the Subsidiary Guarantors and the Initial Purchasers for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

            "Regulation S" means Regulation S under the Securities Act.

            "Related Business" means any business reasonably related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

            "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Payment" has the meaning provided in Section 4.10.

            "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Sale/Leaseback Transaction" means an agreement relating to property now owned or hereafter acquired whereby the Company or any Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases required to be classified as capitalized leases for financial reporting purposes in accordance with GAAP.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of a Person secured by a Lien.

            "Securities Act" means, the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

            "Senior Discount Notes" means the 15% Senior Discount Notes due 2009 of Holdco issued pursuant to an Indenture, dated as of October 16, 1998, between Holdco and United States Trust Company of New York, as trustee.

            "Senior Indebtedness" means with respect to the Company or any Subsidiary Guarantor (x) Bank Indebtedness and (y) all other Indebtedness (and interest thereon (including, but not limited to, interest accruing pursuant to the terms of such Indebtedness on or after the filing of any petition in any bankruptcy, reorganization or similar proceeding relating to the Company or such Subsidiary Guarantor, whether or not a claim for such is allowed in such proceeding)), whether outstanding on the Issue Date or thereafter, unless, by the terms of the instrument creating or evidencing such Indebtedness, such Indebtedness is made not senior in right of payment to the Notes or the applicable Subsidiary Guarantee, other than (1) any obligation of such Person to any subsidiary of such Person or to any officer, director or employee of such Person or any such subsidiary, (2) any liability of such Person for federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability of such Person to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of such Person which is, expressly by its terms, subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of such Person, (5) that portion of any Indebtedness of such Person which at the time of issuance is issued in violation of the Indenture, (6) Indebtedness of such Person represented by Disqualified Stock or Preferred Stock or (7) Capitalized Lease Obligations.

            "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company which ranks pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

            "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "SPC" means any special purpose Restricted Subsidiary of the Company
(i) created for the purpose of incurring, directly or indirectly, Indebtedness permitted under paragraph (b)(xi) of Section 4.13, (ii) whose Indebtedness and other obligations are without recourse to the Company or any of its other Subsidiaries or any of their respective assets and (iii) that does not and shall not at any time, (a) engage in any business or activity other than operating, owning and/or financing the acquisition or build-out of Permitted Testing Center Assets and any activities incidental thereto or (b) Incur any Indebtedness other than the Indebtedness described in clause (i) above.

            "Stated Maturity" means, with respect to any security, the final date specified in such security as the fixed date on which all outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the relevant Subsidiary Guarantee, as applicable, pursuant to the terms thereof or any written agreement to that effect.

            "Subsidiary" means (a) any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company,
(ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries or (b) any limited partnership of which the Company or any Subsidiary is a general partner, or (c) any other Person (other than a corporation or limited partnership) in which the Company, or one or more other Subsidiaries or the Company and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof. Unless the context otherwise requires, Subsidiary means each direct and indirect Subsidiary of the Company. Unrestricted Subsidiaries shall not be included in the definition of Subsidiary for any purposes of this Indenture, except, as the context may otherwise require, for purposes of the definitions of "Significant Subsidiary" and "Unrestricted Subsidiary" and Section 4.20.

            "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Company's Obligations with respect to the Notes.

            "Subsidiary Guarantor" means any Subsidiary of the Company that Guarantees the Company's Obligations with respect to the Notes.

            "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

            "Transervice" means Transervice Limited, all of the Capital Stock of which will be owned by the Company or a Restricted Subsidiary, conducting emissions testing activities in the United Kingdom.

            "Trust Officer" means any authorized officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an authorized officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

            "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with Section 4.21. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each of the remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twentieth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such Shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary, which shares in each such case shall not exceed more than 5% of the Capital Stock of such Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

            SECTION 1.02. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture security holder" means a Holder or a Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company or any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.03. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (6) reference to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

            SECTION 1.04. One Class of Securities.

            The Initial Notes, the Private Exchange Notes and the Exchange Notes shall be considered one class of securities and the Initial Notes, the Private Exchange Notes and the Exchange Notes shall vote and consent together on all matters as one class.

                                   ARTICLE TWO

                                    THE NOTES

            SECTION 2.01. Form and Dating.

            (a) Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix"), which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements as required by law, stock exchange rule, agreements to which the Company is subject, if any, or depository rule or usage. The Company and the Trustee shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

            The Initial Notes are being offered and sold by the Company pursuant to a Subscription Agreement, dated October 15, 1998 between the Company, the Subsidiary Guarantors and the Initial Purchasers named therein.

            (b) The terms and provisions contained in the Appendix and in the forms of the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            SECTION 2.02. Execution and Authentication; Aggregate Principal
                          Amount.

            Two Officers shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes.

            If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $100,000,000 and (ii) Exchange Notes and Private Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes and whether the Notes are to be issued as certificated Securities or Global Securities, or such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $100,000,000, except as provided in Sections 2.07 and 2.08 hereof. Capitalized terms used in this paragraph that are not otherwise defined in this Indenture shall have the meanings ascribed to them in the Appendix.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

            SECTION 2.03. Registrar and Paying Agent.

            The Company shall maintain or designate an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York and which may be the office of the Trustee) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional Paying Agent. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.16 and 4.17, neither the Company nor any of its Subsidiaries or Affiliates shall act as Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder.

            The Paying Agent shall comply with all withholding tax, information reporting and backup withholding tax requirements under the Code and the Treasury Regulations issued thereunder in respect of any payment on, or in respect of, a Note (including, without limitation, the collection of Internal Revenue Service ("IRS") forms 1001, 4224, W-8 or W-9 (or any successor form), as the case may be, and the filing of IRS Forms 1042 and 1042-S with respect thereto).

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

            The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

            SECTION 2.04. Paying Agent To Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may, and upon direction of a majority of the Holders shall, at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company or any other obligor on the Notes to the Paying Agent, the Paying Agent shall have no further liability for such assets.

            SECTION 2.05. Noteholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee and the Company shall otherwise comply with TIA Section 312(a).

            SECTION 2.06. [Intentionally Omitted]

            SECTION 2.07. Replacement Notes.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to the terms of the next succeeding sentence, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's reasonable requirements for replacement Notes are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee, any Agent or any Authenticating Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for their out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel, and for any tax that may be imposed in replacing such Notes. Every replacement Note shall constitute an additional obligation of the Company.

            SECTION 2.08. Outstanding Notes.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

            Except as otherwise provided in Article Eight of this Indenture, if on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.

            SECTION 2.10. Temporary Notes.

            Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for, and upon surrender of, temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

            SECTION 2.11. Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

            SECTION 2.12. Defaulted Interest.

            If the Company defaults in a payment of interest on the Notes (without regard to any grace period therefor), it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the

Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

            SECTION 2.13. CUSIP Number.

            The Company in issuing the Notes may use "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of such CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in a CUSIP number.

            SECTION 2.14. Deposit of Moneys.

            Prior to 9:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                                  ARTICLE THREE

                                   REDEMPTION

            SECTION 3.01. Notices to Trustee.

            If the Company elects to redeem Notes pursuant to Section 3.07 of this Indenture and Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

            The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

            SECTION 3.02. Selection of Notes To Be Redeemed.

            If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange by the Trustee, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            SECTION 3.03. Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request no less than 35 days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee), the Trustee shall mail or cause to be mailed the notice of redemption in the Company's name and at the Company's expense.

            Each notice for redemption shall identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) the subparagraph of the Notes pursuant to which such redemption is being made;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

            (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

            (8) if fewer than all the Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption and, if the redemption is not made pro rata, the identification of the particular Notes (or portion thereof) to be redeemed; and

            (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            SECTION 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price and the amount of accrued interest payable thereon, provided that if a Note is redeemed on or after a Record Date for an interest payment but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record at the close of business on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            Except in connection with a defeasance pursuant to Section 8.02 of this Indenture, at any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.03, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes.

            SECTION 3.05. Deposit of Redemption Price.

            On or before 9:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date (other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

            If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

            SECTION 3.06. Notes Redeemed in Part.

            Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

            SECTION 3.07. Optional Redemption.

            (a) Except as set forth in the clause (b) below, the Notes shall not be redeemable at the option of the Company prior to October 31, 2003. Thereafter, the Notes shall be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on October 31 of the years set forth below:

                                                                      Redemption
            Period                                                      Price
            ------                                                      -----
            2003 ...............................................        106.500%
            2004 ...............................................        104.333%
            2005 ...............................................        102.167%
            2006 and thereafter.................................        100.000%


            (b) In addition, at any time and from time to time prior to October 31, 2001, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 113% plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally outstanding must remain outstanding after each such redemption.

            In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

                                  ARTICLE FOUR

                                    COVENANTS

            SECTION 4.01. Payment of Notes.

            The Company shall pay or cause to be paid the principal of and interest on the

Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

            Notwithstanding anything to the contrary contained in this Indenture, the Company or Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

            SECTION 4.02. Maintenance of Office or Agency.

            The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

            SECTION 4.03. Corporate Existence.

            Except as otherwise permitted by Article Five and Section 4.16, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to preserve any right or franchise if the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of such entity; provided further that no Restricted Subsidiary shall be required to maintain its corporate existence if the Board of Directors and the board of directors of such Restricted Subsidiary both reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and cessation of such corporate existence is not disadvantageous in any material respect to the Holders.

            SECTION 4.04. Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries (other than those taxes, assessments and governmental charges the nonpayment of which would not have a material adverse effect upon the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole) and (ii) all lawful claims for labor, materials and supplies which are for an amount in excess of $1,000,000 and remain unpaid for at least 90 days after the due date thereof and which if unpaid, might by law become a Lien other than a Permitted Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under and in accordance with GAAP, have been taken.

            SECTION 4.05. Maintenance of Properties and Insurance.

            (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the reasonable good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and is not disadvantageous in any material respect to the Holders.

            (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

            SECTION 4.06. Compliance Certificate; Notice of Default.

            (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers, one of whom must be the Company's chief executive or chief financial officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, based on such review, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or

Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) So long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Five of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 13.02 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days' of its becoming aware of such occurrence.

            SECTION 4.07. Compliance with Laws.

            The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

            SECTION 4.08. SEC Reports.

            (a) So long as the Notes are outstanding, whether or not required by the rules and regulations of the SEC, beginning with the year ended December 31, 1998, the Company (at its own expense) shall furnish to the Trustee and all Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, as applicable, if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations;

provided that the foregoing shall not require the Company to furnish separate financial results of its Subsidiaries. The Company shall make such information available to securities analysts and prospective investors upon request, and, for so long as any Notes remain outstanding, shall furnish to the Trustee, Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (b) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

            SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.10. Limitation on Restricted Payments.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of, or to the direct or indirect holders, of the Capital Stock of Holdco, the Company, any Restricted Subsidiary or any other Affiliate of the Company in their capacities as such (except dividends or distributions payable solely in its respective Capital Stock (other than Disqualified Stock, or except in the case of the Company, Preferred Stock) or in options, warrants or other rights to purchase its respective Capital Stock (other than Disqualified Stock, or except in the case of the Company, Preferred Stock) and except dividends or distributions payable to the Company or a Restricted Subsidiary, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdco, the Company, any Restricted Subsidiary or any other Affiliate of the Company to the extent such Capital Stock is held by Persons other than the Company or any Wholly Owned Subsidiary that is a Subsidiary Guarantor, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or (iv) make any Restricted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company would not be permitted to

Incur an additional $1.00 of Indebtedness pursuant to clause (a) of Section 4.13 after giving pro forma effect to such Restricted Payment; or (3) the aggregate amount of such Restricted Payment (other than Restricted Payments made on or about the Issue Date in connection with the acquisition by the Company of Envirotest Systems Corp. and the transactions related thereto) and all other Restricted Payments since the beginning of the fiscal quarter during which the Notes were originally issued would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Notes were originally issued to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit) and (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or from Capital Contributions subsequent to the Issue Date (other than an issuance or sale (q) to a Restricted Subsidiary to an employee stock ownership plan or similar trust for the benefit of employees or
(r) with respect to which the purchase price thereof is financed directly or indirectly using funds (x) borrowed from the Company or a Restricted Subsidiary unless and until such borrowing is repaid in full or (y) contributed, extended, Guaranteed or advanced by the Company or a Restricted Subsidiary) to the extent such proceeds or Capital Contributions are not used to redeem, repurchase, retire, defease or otherwise acquire Capital Stock or any Indebtedness of the Company or such Restricted Subsidiary.

            (b) The provisions of clauses (a)(2) and (3) of this Section 4.10 shall not prohibit the following Restricted Payments: (1) any purchase or redemption of Capital Stock of the Company or any Restricted Subsidiary or Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale or issuance of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust for the benefit of employees); provided, however, that the Net Cash Proceeds from such sale and such purchases shall be excluded from the calculation in clause (a)(3) of this Section 4.10; (2) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with the provisions of this Indenture; provided, however, that such dividend shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (a)(3) of this Section 4.10; (3) dividends and distributions made by a Restricted Subsidiary to stockholders other than the Company or another Restricted Subsidiary on no more than a pro rata basis, measured by value; (4) any purchase or redemption of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness of the Company or any Subsidiary Guarantor that is permitted to be incurred pursuant to clause (b) of
Section 4.13; (5) the repurchase of shares of, or options to purchase shares of, Capital Stock of Holdco or the Company or any of its Subsidiaries from employees, former employees, directors or former directors of Holdco or the Company or any of their respective Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the board of directors of Holdco or Board of Directors, as the case may be, under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases shall not exceed $1.5 million per year or $5.0 million in the aggregate on or after the Issue Date; provided, further, that such repurchases shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (a)(3) of this Section 4.10; (6) payments to Holdco (x) in an amount sufficient to enable Holdco to pay necessary operating expenses and other reasonable administrative expenses and (y) to enable Holdco to pay foreign, federal, state or local tax liabilities, not to exceed the amount of any tax liabilities that would otherwise be payable by the Company and its Subsidiaries to the appropriate taxing authorities if they filed separate tax returns to the extent that Holdco has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company and its Subsidiaries, provided that any such payment shall either be used by Holdco to pay such tax liabilities within 30 days of receipt of such payment or refunded to the payee; provided, further, that such payments shall be excluded from the calculation of the amount of Restricted Payments available to be made referred to in clause (a)(3) of this Section 4.10; and (7) payments to Holdco (i) to enable Holdco to make purchases of Senior Discount Notes with the Net Cash Proceeds of an Asset Disposition required to be made pursuant to the indenture governing the Senior Discount Notes and permitted under Section 4.17 or (ii) from and after April 30, 2004, to enable Holdco to make required interest payments on the Senior Discount Notes; provided, in each case that at the time and immediately following such payment, no Default or Event of Default shall have occurred and be continuing; provided, further, that such payments shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in clause (a)(3) of this Section 4.10.

            SECTION 4.11. Limitation on Restrictions on Distributions from
                          Restricted Subsidiaries.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits to the Company or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or a Restricted Subsidiary, (ii) make any loans or advances to the Company or any other Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) (x) this Indenture, the Credit Facility or the indenture governing the Senior Discount Notes, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendments, restatements, renewals, replacements or refinancings to or under the Credit Facility or the indenture governing the Senior Discount Notes are not materially more restrictive, when taken as a whole, with respect to such dividend and other payment restrictions, to the Company or any Restricted Subsidiary than those contained in the Credit Facility or such indenture, as the case may be, (or, if more restrictive, than those contained in this Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, or (y) the indenture relating to any Public Debt issued after the date hereof, which encumbrances or restrictions are not materially more restrictive, when taken as a whole, with respect to such dividend and other payment restrictions, to the

Company or any Restricted Subsidiary than those contained in this Indenture, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition or in violation of Section 4.13; provided, however, that (1) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (2) the consolidated net income of such Acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (d) customary non-assignment provisions in leases or other agreements entered into the ordinary course of business, (e) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (f) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under Section 4.17; provided, further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 180 days after such execution and delivery, or (g) Refinancing Indebtedness permitted under this Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, nor (b) Liens permitted under this Indenture, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreements or assets, as the case may be.

            SECTION 4.12. Limitation on Affiliate Transactions.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease, transfer or other disposition or exchange of any asset or property or the rendering of any service) with any Affiliate of the Company (other than the Company or any Wholly Owned Subsidiary of the Company or any employee stock ownership plan or similar trust for the benefit of the Company's or a Restricted Subsidiary's employees) unless the terms of such business, transaction or series of transactions are (i) no less favorable to the Company or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms' length dealings with an unrelated third Person and (ii) in the event that such transaction involves an aggregate amount in excess of $5.0 million, a majority of the disinterested members of the Board of Directors have, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (i) above and have approved the transaction; provided, however, that if such transaction involves an amount in excess of $10.0 million, the Company shall also obtain from a nationally recognized independent investment banking firm, accounting firm or appraisal firm with experience in evaluating the terms and conditions of the type of business or transaction an opinion that such transaction is fair from a financial point of view to the Company or its Restricted Subsidiary, as the case may be.

            (b) The provisions of clause (a) of this Section 4.12 shall not prohibit (i) any Restricted Payment permitted to be made pursuant to Section
4.10 or any payment or transaction specifically excepted from the definition of Restricted Payment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into in the ordinary course of business and approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or by a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary, (iii) the grant of stock options or similar rights to employees and directors pursuant to plans approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or by a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary, (iv) loans or advances to officers, directors or employees in the ordinary course of business which, except with respect to ordinary travel expenses and advances, have been approved by the Board of Directors, (v) the payment of reasonable fees to directors of Holdco, the Company and the Subsidiaries who are not employees of Holdco, the Company or the Subsidiaries for rendering of services (including attending meetings of the board of directors) as a director, (vi) any Affiliate transaction between the Company and a Subsidiary Guarantor, between Subsidiary Guarantors, or between Restricted Subsidiaries which are each not Subsidiary Guarantors, (vii) indemnification or insurance provided to officers or directors of Holdco, the Company or any Subsidiary of the Company approved in good faith by the Board of Directors;
(viii) payment of compensation and benefits to directors, officers and employees of the Company and Subsidiaries of the Company approved in good faith by the Board of Directors; (ix) payment of a management or similar fee by Holdco, the Company or any Restricted Subsidiary to Alchemy Partners (or a Person designated by Alchemy Partners) in an amount, together with all other such payments made by the Company and Restricted Subsidiaries, not to exceed $1.0 million per year (or the equivalent thereof in another currency) plus reasonable out of-pocket-expenses; (x) loans made to officers of the Company or its Subsidiaries in an aggregate amount not to exceed $4.5 million outstanding at any time solely for the purpose of reimbursing such officers for the amount of income taxes payable by such officers in connection with shares of Capital Stock of Holdco issued to such officers, which shares are pledged to the Company or the Subsidiary making such loans, and (xi) the Permitted Investment contemplated by clause (xii) of the definition of Permitted Investment.

            SECTION 4.13. Limitation on Indebtedness.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness (including Acquired Indebtedness); provided, however, that the Company or any Subsidiary Guarantor shall be permitted to Incur such Indebtedness if, on the date of such Incurrence, and after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would occur and (ii) the Consolidated Cash Flow Coverage Ratio at the date of such Incurrence exceeds
2.10 to 1.0
if such Indebtedness is Incurred prior to October 31, 1999, and 2.35 to 1 if such Indebtedness is Incurred thereafter.

            (b) Notwithstanding clause (a) of this Section 4.13, the Company and any Restricted Subsidiary (other than a Restricted Subsidiary that is not a Subsidiary Guarantor in the cases of clauses (i) and (xiii) below) may Incur the following Indebtedness: (i) Indebtedness Incurred pursuant to the Credit Facility not to exceed $435 million in aggregate principal amount outstanding at any time, less the aggregate amount of all mandatory payments applied to permanently reduce the commitments with respect to such Indebtedness, including but not limited to reductions pursuant to clause (a) of Section 4.17; (ii) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness is subordinated in right of payment to the Notes; provided, further, that any subsequent issuance, sale, transfer or other disposition of any Capital Stock (including by consolidation or merger) or other event (including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary under Section 4.20) which results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer or other disposition of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness by the issuer thereof at the time of any such issuance, sale, transfer or other disposition, as the case may be; (iii) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that (x) if a Subsidiary Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; and (y) if a Restricted Subsidiary that is not a Subsidiary Guarantor Incurs such Indebtedness to the Company or a Restricted Subsidiary that is a Subsidiary Guarantor, the Incurrence of such Indebtedness constitutes a Restricted Investment for the purposes of Section 4.10; provided, further, that any subsequent issuance, sale, transfer or other disposition of any Capital Stock (including by consolidation or merger) of any Restricted Subsidiary to which such Indebtedness is owed or any other event (including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary under Section 4.20) which results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer or other disposition of any such Indebtedness (except to the Company or another Restricted Subsidiary that is a Subsidiary Guarantor) shall be deemed, in each case, to be an Incurrence of such Indebtedness by the issuer thereof at the time of any such issuance, sale, transfer or other disposition, as the case may be; (iv) the Notes and the Subsidiary Guarantees;
(v) Indebtedness (other than Indebtedness described in clause (i), (ii), (iii) or (iv) above) outstanding on the Issue Date; (vi) any Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) of this Section
4.13 or pursuant to clause (iv) or (v) of this clause (b) or this clause (vi);
(vii) obligations of the Company or such Restricted Subsidiary pursuant to (A) Interest Rate Protection Agreements designed to protect the Company or such Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or such Restricted Subsidiary that is permitted by the terms of the Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures Incurred by the Company or any Restricted Subsidiary in the ordinary course of its business and (C) commodity agreements of the Company or such Restricted Subsidiary to the extent entered into in the ordinary course of business to protect the Company or any Restricted Subsidiary from fluctuations in the prices of raw materials used in its business; (viii) Indebtedness of the Company or any Restricted Subsidiary consisting of obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets by the Company or any Restricted Subsidiary permitted under this Indenture; (ix) Capital Lease Obligations, Purchase Money Indebtedness and Acquired Indebtedness (to the extent not Incurred in connection with, or in anticipation or contemplation of, the relevant transaction), in each case Incurred in connection with a Related Business and any Refinancing Indebtedness in respect thereof in an aggregate principal amount not exceeding $10.0 million at any time outstanding; (x) Attributable Debt in connection with Sale/Leaseback Transactions in an aggregate principal amount not exceeding $10.0 million at any time outstanding; (xi) provided that the Company would be able to Incur $1.00 of Indebtedness pursuant to Section 4.13(a), Indebtedness Incurred by one or more SPCs in aggregate principal amount not exceeding $30.0 million at any one time outstanding; (xii) Indebtedness in an amount not to exceed $4.5 million issued in connection with the Investment permitted pursuant to clause (xii) of the definition of "Permitted Investment"; and (xii) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries then outstanding (other than Indebtedness Incurred pursuant to clauses (i) through (xii) of this clause or clause (a) of this Section) does not exceed $10.0 million.

            (c) Notwithstanding that such Indebtedness is permitted to be incurred pursuant to clauses (a) and (b) of this Section 4.13, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the relevant Subsidiary Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

            (d) For purposes of determining compliance with this Section 4.13, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (a) or (b) of this Section 4.13, the Company, in its sole discretion, at the time of the Incurrence of such Indebtedness shall classify such item of Indebtedness, and, except as specifically stated otherwise, only be required to include the amount of such Indebtedness, in one of the above clauses, and such item of Indebtedness may be divided and classified among more than one of such types.

            (e) For purposes of determining amounts of Indebtedness outstanding under this Section 4.13 and for the purpose of avoiding duplication only, Indebtedness resulting from security interests granted with respect to Indebtedness otherwise included in the determination of Indebtedness, and Guarantees (and security interests with respect thereof) of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of Indebtedness shall not be included in the determination of Indebtedness.

            (f) Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any subsidiary or other person as a Restricted Subsidiary) or is merged with or into or consolidated with the

Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary of the Company or merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

            SECTION 4.14.

            [INTENTIONALLY OMITTED]

            SECTION 4.15. Limitation on Other Senior Subordinated Indebtedness.

            The Company shall not, and shall not permit any Restricted Subsidiary to, create, Incur, assume, Guarantee or in any other manner become liable with respect to any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company or any such Restricted Subsidiary, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Notes, or the relevant Subsidiary Guarantee, as the case may be.

            SECTION 4.16. Change of Control.

            (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or, at each Holder's option, any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

            (b) Within 20 days following any Change of Control, the Company shall mail a notice to the Trustee and to each Holder stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date); (ii) the circumstances and relevant facts and financial information regarding such Change of Control (including, to the extent available, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iv) the instructions determined by the Company, consistent with this Section 4.16, that a Holder must follow in order to have its Notes purchased; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Notes pursuant to this Section 4.16 if the Company has exercised its right to redeem all the Notes under the terms of clause 6 of the Notes.

            (c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form (as provided for in Exhibit A or B, as appropriate) duly completed, to the Company at the address specified in the notice not later than 3 p.m. New

York City time two Business Days prior to the purchase date. Holders will be entitled to withdrawal their election if the Trustee or the Company receives not later than 3 p.m. New York City time two Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such note purchased.

            (d) On the purchase date, all Notes purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay or cause to be paid the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.16. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

            SECTION 4.17. Limitation on Sales of Assets and Subsidiary Stock.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) (x) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and
(y) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents provided, however, that the requirement set forth in (i) (x) above shall not apply to any Asset Disposition to any governmental authority as may be required, from time to time, by governmental authority, and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness of the Company or any Subsidiary Guarantor or any Indebtedness or other Obligations under the Credit Facility or, if the Asset Disposition was made by a Restricted Subsidiary that is not a Subsidiary Guarantor, of any Restricted Subsidiary, within 360 days of the Company's or such Restricted Subsidiary's receipt of Net Available Cash from such Asset Disposition; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election, to the investment by the Company or any Subsidiary Guarantor or, if the Asset Disposition was made by a Restricted Subsidiary that is not a Subsidiary Guarantor, any Restricted Subsidiary, in (1) assets of the Company, such Subsidiary Guarantor or, if the Asset Disposition was made by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary to replace the assets (other than Indebtedness or Capital Stock) that were the subject of such Asset Disposition or (2) assets (other than (q) inventory or other current assets or (r) Indebtedness or Capital Stock) of the Company, any Subsidiary Guarantor or if the Asset Disposition was made by a Restricted Subsidiary that is not a Subsidiary Guarantor, any Restricted Subsidiary that (as determined in good faith by the Board of Directors) are related to the business of the Company and the Wholly Owned Subsidiaries existing on the Issue Date or which are used in a Related Business, in each case within 360 days from the date of the Company's or such Restricted Subsidiary's receipt of Net Available Cash from such Asset Disposition; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make a pro rata offer to purchase Notes at par (and, to the extent required by the instrument governing such Indebtedness, any other Senior Subordinated Indebtedness designated by the Company, at a price no greater than par or accreted value, whichever is less) plus accrued and unpaid interest; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), in any manner that does not violate this Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Subsidiary shall permanently retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this clause (a), the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with clause
(a)(ii)(C) of this Section 4.17 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with clauses (a)(ii)(A) and (B) of this Section 4.17 exceeds $10.0 million. Pending application of Net Available Cash pursuant to this clause (a), such Net Available Cash shall be used to temporarily reduce Senior Indebtedness or invested in Cash Equivalents.

            For the purposes of this Section 4.17, the following is deemed to be cash or Cash Equivalents: the express assumption of Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes) of the Company or any Restricted Subsidiary, but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities.

            (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Subordinated Indebtedness) pursuant to clause
(a)(ii)(C) of this Section 4.17, the Company shall be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and, to the extent required, other Senior Subordinated Indebtedness) (the "Offer) at a purchase price of 100% of their principal amount or the accreted value thereof, whichever is less, (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness such lesser price, if any, as may be provided for by the terms of such other Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of Notes (and, to the extent required, any other Senior

Subordinated Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company shall be required to apply the remaining Net Available Cash in accordance with clause (a)(ii)(D) of this Section 4.17.

            (c) (1) Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information which the Company in good faith believes will enable such Holders to make an informed decision.

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount'), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and
      (iii) the compliance of such allocation with the provisions of Section 4.17(a). Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice not later than 3:00 p.m., New York City time, two Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than 3:00 p.m., New York City time, two Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis taking into account any other tendered Senior Subordinated Indebtedness which is the subject of such offer (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $ 1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.17. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

            SECTION 4.18. Limitation on Liens Securing Subordinated
                          Indebtedness.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) upon any of their respective assets or properties now owned or acquired after the date of this Indenture or any income or profits therefrom securing (i) any Indebtedness of the Company or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be, unless the Notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such Indebtedness is so secured; provided that, if such Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or a Restricted Subsidiary is expressly subordinate or junior to the Notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing such subordinated or junior Indebtedness shall be subordinate and junior to the Lien securing the Notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the relevant Subsidiary Guarantee, as the case may be or (ii) any assumption, Guarantee or other liability of the Company or such Restricted Subsidiary in respect of any Indebtedness of the Company or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary, unless the Notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such assumption, guaranty or other liability is so secured; provided that, if such subordinated Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company or a Restricted Subsidiary is expressly by its terms subordinate or junior to the Notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing the assumption, Guarantee or other liability of such Subsidiary shall be subordinate and junior to the Lien securing the Notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the relevant Subsidiary Guarantee, as the case may be.

            SECTION 4.19. Future Subsidiary Guarantors.

            The Company shall cause each Restricted Subsidiary of the Company, and each Subsidiary Guarantor shall cause each Restricted Subsidiary which is a subsidiary of such Subsidiary Guarantor, (other than SPCs) (a) that is organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) more than 65% of the Capital Stock of which is pledged to a United States lender or (c) that Guarantees any Indebtedness owed to a United States lender, on and after the date of this Indenture (if not then a Subsidiary Guarantor), that becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to this Indenture and thereby become a Subsidiary Guarantor which shall be bound by the Subsidiary Guarantee of the Notes in the form set forth in this Indenture (without such future Subsidiary Guarantor being required to execute and deliver the Subsidiary Guarantee endorsed on the Notes). The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to (i) Guarantee any other Indebtedness of the Company or any Subsidiary Guarantor or (ii) otherwise become obligated with respect to Indebtedness of the Company or any Subsidiary Guarantor, including but not limited to, Indebtedness Incurred by the Company or a Subsidiary Guarantor under the Credit Facility, unless such Restricted Subsidiary simultaneously executes a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee of the payment of the Notes shall be subordinated to the Guarantee of such other Indebtedness to the same extent as the Notes or the Subsidiary Guarantees, as applicable, are subordinated to such other Indebtedness; provided, however, that such Restricted Subsidiary shall not be required to so Guarantee the payment of the Notes to the extent that such other Indebtedness does not exceed $1 million individually or, together with any other Indebtedness of the Company or any Subsidiary Guarantor Guaranteed by such Restricted Subsidiary, $3 million in the aggregate. Such Restricted Subsidiary shall be deemed released from its obligations under the Guarantee of the payment of the Notes at any such time that such Restricted Subsidiary is released from all of its obligations under its Guarantee of such other Indebtedness unless such release results from the payment under such Guarantee of other Indebtedness.

            SECTION 4.20. Limitation on Designations of Unrestricted
                          Subsidiaries.

            (a) The Company may designate any Subsidiary of the Company (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary"(a "Designation") only if:

            (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

            (ii) either (x) the assets of such Subsidiary do not exceed $1,000 or (y) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the fair market value of the Company's Investment in such Subsidiary on such date.

            In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.10 for all purposes of this Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (a) provide credit support for, or a Guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

            (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

            (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

            (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture and for all purposes of this Indenture shall be deemed to have been Incurred at such time.

            All Designations and Revocations must be evidenced by resolutions of the Board of Directors delivered to the Trustee certifying compliance with the foregoing provisions.

            Notwithstanding the foregoing, no Subsidiary that is a Subsidiary Guarantor as of the Issue Date shall be permitted to become an Unrestricted Subsidiary.

            SECTION 4.21. Limitation on Lines of Business.

            Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors, is a Related Business.

            SECTION 4.22. Limitation on Holdco and the Holding Companies.

            Holdco and the Holding Companies shall not, and the Company shall not permit the Holding Companies to, engage in any business other than holding the securities of their respective direct subsidiaries.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

            SECTION 5.01. Merger, Consolidation and Sale of Assets of the
                          Company.

            The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets (computed on a consolidated basis) to, any Person or group of affiliated Persons, unless: (i) the resulting, surviving or transferee Person shall be the Company or, if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the "Successor Company"), and such Successor Company shall expressly assume, by an indenture supplemental to this Indenture in a form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, all the obligations of the Company under the Notes and this Indenture (and the Guarantees shall be confirmed as applying to such Person's obligations); (ii) at the time of and immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction) the resulting, surviving or transferee Person would be able to Incur at least $1.00 of Indebtedness pursuant to clause (a) of Section 4.13; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and if a supplemental indenture is required, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            Notwithstanding the foregoing, (i) the consolidation or merger of the Company with, or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its property or assets to, one or more Subsidiaries of the Company shall not relieve the Company from its obligations under the Notes and this Indenture.

            For purposes of the foregoing, the transfer (by sale, assignment, conveyance, transfer, lease or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            SECTION 5.02. Successor Corporation Substituted for the Company.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the Successor Company formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and the predecessor company, in the case of a sale, assignment, conveyance, transfer or other disposition (but not in the case of a lease), shall be released from the obligation to pay the principal of and interest on the Notes.

            SECTION 5.03. Merger, Consolidation and Sale of Assets of Any

                          Subsidiary Guarantor.

            The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless: (i) the resulting, surviving or transferee Person shall be the Company or a Subsidiary Guarantor or, if not the Company or such a Subsidiary Guarantor, shall be a corporation organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Subsidiary Guarantee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Company would be able to Incur at least $1.00 of Indebtedness pursuant to Section 4.13(a); and (iv) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Subsidiary Guarantee, if any, complies with this Indenture. The provisions of clauses (i), (ii) and (iii) above shall not apply to any one or more transactions which constitute an (a) Asset Disposition subject to the applicable provisions of the covenant described under Section 4.17 or (b) the grant of any Lien on the assets of a Restricted Subsidiary to secure outstanding Indebtedness under the Credit Facility, which Lien is permitted by the terms of this Indenture, or any conveyance or transfer of such assets resulting from an exercise of remedies in respect of any such Lien.

            Notwithstanding the foregoing, but subject to the terms of the first paragraph of Section 5.01 and this Section 5.03, the Company may merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to, any Subsidiary Guarantor, and a Subsidiary Guarantor may merge with or into, or sell, assign, convey, transfer or lease all or substantially all of its assets to, any other Subsidiary Guarantor.

            SECTION 5.04. Successor Corporation Substituted for Subsidiary
                          Guarantor.

            Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of any Subsidiary Guarantor in accordance with the foregoing, in which such Subsidiary Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture with the same effect as if such surviving entity had been named as such, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

            SECTION 6.01. Events of Default.

            An "Event of Default" occurs if:

            (1) the Company defaults in the payment of interest on any Notes when the same becomes due and payable (whether or not such payment shall be prohibited by Article Ten of this Indenture) and the Default continues for a period of 30 days; or

            (2) the Company defaults in the payment of the principal on any Notes when such principal becomes due and payable (whether or not such payment shall be prohibited by Article Ten or Article Twelve), at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; or

            (3) the failure by the Company to comply with its obligations under Sections 4.16, 4.17 or Article Five above; or

            (4) the failure by the Company to comply for 30 days after notice with any of its obligations under Sections 4.08, 4.10, 4.11, 4.12, 4.13, 4.15, 4.18, 4.19, 4.20, 4.21, and 4.22; or

            (5) the Company defaults in the observance or performance of any other covenant, obligation, warranty or agreement contained in this Indenture and which default continues for a period of 60 days after notice; or

            (6) Indebtedness of Holdco, the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of Indebtedness unpaid or accelerated together with the principal amount of any other such Indebtedness which is unpaid or which has been accelerated, exceeds $10.0 million at any time and such default shall not have been cured or such acceleration rescinded; or

            (7) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it,
      (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

            (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (9) any judgment or decree for the payment of money the portion of which is not covered by insurance is in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Subsidiaries and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed (including pending appeal); or

            (10) any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee or this Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

            However, a default under clause (4) or (5) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration.

            (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, and has not been waived pursuant to Section 6.04, then the Trustee, by written notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration". Upon any such declaration, such amount shall be immediately due and payable provided, however, that for so long as the Credit Facility remains in effect, such declaration shall not become effective until the earlier of (i) five Business Days following delivery of notice to the Representative of such creditors of the intention to accelerate the Notes or (ii) the acceleration of any Indebtedness under the Credit Facility.

            (b) If an Event of Default specified in Section 6.01(7) or (8) relating to the Company or any Significant Subsidiary occurs and is continuing, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

            (c) The Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) or 6.01(8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            SECTION 6.04. Waiver of Past Defaults.

            Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

            SECTION 6.05. Control by Majority.

            Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to

Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee reasonably determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided further, that this provision shall not affect the rights of the Trustee set forth in Sections 6.06, 7.01(d) and 7.02(f).

            SECTION 6.06. Limitation on Suits.

            Subject to Article Seven, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against any loss, liability or expense reasonably satisfactory to the Trustee. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity against any loss, liability or expense reasonably satisfactory to the Trustee, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

            SECTION 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee.

            If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth on the face of the Note and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

            SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under
Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.10. Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

            First: to the Trustee for amounts due under Section 7.07;

            Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

            Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

            SECTION 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

            SECTION 7.01. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

            (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the loss, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

            (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (h) The Trustee may determine (i) the execution by any Holder of any instrument in writing, (ii) the date of such execution or (iii) the authority of any Person executing the same, in any manner the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

            (i) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest within the meaning of Section 3.10(b) of the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer.

            The Offering Circular and the recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Default.

            If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the purchase date pursuant to a Change in Control under Section 4.16 and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith reasonably determines that withholding the notice is in the best interest of the Holders. In addition, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate regarding knowledge of the Company's compliance with all covenants and conditions under this Indenture. The Company also shall deliver to the Trustee pursuant to Section 6.01, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

            SECTION 7.06. Reports by Trustee to Holders.

            Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section Section 313(b) and (c).

            The Company shall promptly notify the Trustee if the Notes become listed on, or delisted from, any stock exchange and the Trustee shall comply with TIA Section 313(d).

            SECTION 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, consultants, experts and counsel.

            The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's

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

defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or wilful misconduct.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or
Section 6.10.

            SECTION 7.08. Replacement of Trustee.

            The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

            (A) the Trustee fails to comply with Section 7.10;

            (B) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (C) a receiver or other public officer takes charge of the Trustee or its property; or

            (D) the Trustee becomes incapable of acting.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            If the Trustee resigns or is removed as Trustee or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

            If at the time such successor or successors by merger, conversion, consolidation or transfer of assets to the Trustee shall succeed to the trust created by this Indenture any of the Notes shall have been authenticated but not delivered, any successor to the Trustee may adopt a certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section  310 shall apply to the Company, as obligor of the Notes.

            SECTION 7.11. Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

            SECTION 8.01. Discharge of Liability on Notes; Defeasance.

            (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or
(ii) all outstanding Notes have become due and payable at maturity or shall be due and payable within 60 days as a result of the mailing of a notice of redemption pursuant to Article Three hereof, in each case, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.8 and 4.10 through
4.23 and the operation of Section 6.01(4) and the limitations contained in clause (iii) of the first paragraph of each Section 5.01 and Section 5.03 ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(4) or because of the failure of the Company to comply with clause (iii) of the first paragraph of each Section 5.01 and Section 5.03. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.07, 2.08, 7.07, 7.08, 8.05, 8.06 and
the Appendix shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

            SECTION 8.02. Conditions to Defeasance.

            The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, interest and premium, if any, on the Notes to maturity or redemption (including, in the case of payment of principal, interest and premium, if any, to redemption, under arrangements reasonably satisfactory to the Trustee providing for redemption pursuant to irrevocable instructions delivered to the Trustee prior to 60 days before a Redemption Date), as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all outstanding Notes to maturity or redemption, as the case may be;

            (3) (x) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit and (y) no Event of Default under Section 6.01(7) or (8) shall occur at any time in the period ending on the 123rd day after the date of such deposit (it being understood that the condition set forth in the preceding clause (y) is a condition subsequent which shall not be deemed satisfied until the expiration of such 123-day period, but in the case of the covenant defeasance, the covenants which are defeased under Section 8.01(b) shall cease to be in effect unless an Event of Default under Section 6.01(7) or
      (8) occurs during such period);

            (4) the Company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company and the deposit is not prohibited under any Designated Senior Indebtedness;

            (5) neither the deposit nor the defeasance shall result in a default or event of default under any other material agreement to which the Company is a party or by which the Company is bound and neither the deposit nor the defeasance shall be prohibited by Article Ten;

            (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article Eight have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article Three.

            SECTION 8.03. Application of Trust Money.

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article Ten.

            SECTION 8.04. Repayment to Company.

            The Trustee and the Paying Agent shall promptly turn over to the Company, upon delivery of an Officers' Certificate stating that such payment does not violate the terms of this Indenture, any excess money or securities held by them at any time, subject to Section 7.07.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon its written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations.

            The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement.

            If the funds deposited with the Trustee to effect legal defeasance or covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company and the Subsidiary Guarantors under the Indenture shall be revived and no such defeasance shall be deemed to have occurred.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.01. Without Consent of Holders.

            The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

            (1) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not, in the reasonable opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

            (2) to comply with Article Five;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

            (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder; or to surrender any right or power conferred upon the Company;

            (6) to add Subsidiary Guarantees with respect to the Notes;

            (7) to secure the Notes;

            (8) to make any other change that does not, in the reasonable opinion of the Trustee, adversely affect in any material respect the rights of any Holders hereunder; or

            (9) alter the provisions with respect to the mandatory redemption of the Notes or the redemption of the Notes at the option of the Company in a manner adverse to the Holders;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

            After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

            SECTION 9.02. With Consent of Holders.

            Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

            (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the rate of or extend the time for payment of interest on any Notes;

            (3) reduce the principal of or change or have the effect of changing the Stated Maturity of any Note, or alter the provisions with respect to the mandatory redemption of the Notes or the redemption of the Notes at the option of the Company in a manner adverse to the Holders;

            (4) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Notes;

            (5) waive a mandatory redemption payment with respect to any Note;

            (6) make any Notes payable in money or payable in a place other than that stated in the Notes;

            (7) make any change in Section 6.04 or Section 6.07 or the second sentence of this Section;

            (8) amend, modify, change or waive any provision of this Section
      9.02;

            (9) modify Articles Ten or Twelve or the definitions used in Articles Ten or Twelve to adversely affect the Holders of the Notes; or

            (10) make any change in any Subsidiary Guarantee that would adversely affect the Holders.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

            SECTION 9.03. Effect on Senior Indebtedness.


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

            No amendment of this Indenture shall adversely affect the rights of any holder of Senior Indebtedness of the Company or any Restricted Subsidiary under Article Ten or Twelve of this Indenture, without the consent of such holder (or its Representative).

            SECTION 9.04. Compliance with TIA.

            Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

            SECTION 9.05. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date the amendment, supplement or waiver becomes effective.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

            SECTION 9.06. Notation on or Exchange of Notes.

            If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.


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

Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

            SECTION 9.07. Trustee To Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

            SECTION 9.08. Payment for Consent.

            Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE TEN

                                  SUBORDINATION

            SECTION 10.01. Notes Subordinated to Senior Indebtedness.

            The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness of the Company, and that each holder of Senior Indebtedness of the Company whether now outstanding or hereafter created, incurred, assumed or Guaranteed shall be deemed to have acquired Senior Indebtedness of the Company in reliance upon the covenants and provisions contained in this Indenture and the Notes. Only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions of the Indenture. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company. Unsecured Indebtedness is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured. The terms of the subordination provisions described in this Article Ten shall not apply to payments from money or the proceeds of U.S. Government Obligations in trust by the Trustee for the payment of principal and interest on the Notes pursuant to the provisions described in Article Eight unless such payments were in violation of Designated Senior Indebtedness.

            SECTION 10.02. No Payment on Notes in Certain Circumstances.

            (a) The Company may not, and no other Person on behalf of the Company may pay principal of, premium (if any) or interest on the Notes or make any other payments with respect to the Notes or make any deposit pursuant to the provisions described under Article Eight above and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any amount of principal, interest or other payments due under any Senior Indebtedness of the Company has not been paid when due and remains outstanding or (ii) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived in writing and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness of the Company with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness of the Company specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (A) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (B) because the default giving rise to such Blockage Notice is no longer continuing (solely as evidenced by written notice to the Trustee by the Representative of such Designated Senior Indebtedness which notice shall be promptly delivered) or (C) because such Designated Senior Indebtedness of the Company has been repaid in full in cash). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness of the Company or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness of the Company, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments. No more than one Payment Blockage Period may be commenced in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period.

            (b) If, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amount of such Senior Indebtedness of the Company held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness of the Company, if any, received from the holders of such Senior Indebtedness of the Company (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness of the Company.

            The provisions of this Section shall not apply to any payment with respect to which Section 10.03 would be applicable.

            Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness of the Company thereafter due or declared to be due shall first be paid in full in cash before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

            SECTION 10.03. Payment Over of Proceeds upon Dissolution, Etc.

            (a) Upon any payment or distribution of assets of the Company or any of its Subsidiaries of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or any of its Subsidiaries or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or any of its Subsidiaries or any of their property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness of the Company shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness of the Company, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding, any payment or distribution of assets of the Company or any of its Subsidiaries of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness


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

of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness of the Company held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness of the Company may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness of the Company remaining unpaid until all such Senior Indebtedness of the Company has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness of the Company.

            (b) To the extent any payment of Senior Indebtedness of the Company (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness of the Company or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

            (c) If, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder or the Trustee when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amount of Senior Indebtedness of the Company held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness of the Company may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness of the Company remaining unpaid until all such Senior Indebtedness of the Company has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness of the Company.

            (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Indebtedness of the Company shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article Five hereof.

            SECTION 10.04. Payments May Be Paid Prior to Dissolution.

            Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
10.02 and 10.03,


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

from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable the written notice provided for in the third sentence of Section 10.02(a) or in Section 10.07 has been received by the Trustee (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a), 10.02(b) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

            SECTION 10.05. Subrogation.

            Subject to, and only after, the payment in full in cash of all Senior Indebtedness of the Company, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness of the Company until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness of the Company by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness of the Company, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness of the Company, on the other hand. If any payment or distribution to which the Holders would otherwise have been entitled but for the application of the provisions of this Article Ten, shall have been applied, pursuant to the provisions of this Article Ten, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

            SECTION 10.06. Obligations of the Company Unconditional.

            Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes or the Subsidiary Guarantees is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by


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

applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

            SECTION 10.07. Notice to Trustee.

            The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness of the Company or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness of the Company or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

            If the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            SECTION 10.08. Reliance on Judicial Order or Certificate of
                           Liquidating Agent.

            Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending so long as such order gives effect to the provisions of this Article Ten, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

            SECTION 10.09. Trustee's Relation to Senior Indebtedness.

            The Trustee and any agent of the Company or the Trustee shall be entitled to all


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

the rights set forth in this Article Ten with respect to any Senior Indebtedness of the Company which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness of the Company and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

            With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company.

            Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness of the Company, the distribution may be made and the notice may be given to their Representative, if any. The Company shall provide the Trustee with the name and address of any Representative.

            SECTION 10.10. Subordination Rights Not Impaired by Acts or
                           Omissions of the Company or Holders of Senior Indebtedness.

            No right of any present or future holders of any Senior Indebtedness of the Company to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Indebtedness of the Company, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Company, or otherwise amend or supplement in any manner Senior Indebtedness of the Company, or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Company is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Company;
(iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Company; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

            SECTION 10.11. Noteholders Authorize Trustee To Effectuate
                           Subordination of Notes.

            Each Holder of Notes by its acceptance of them authorizes and expressly directs


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

the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness of the Company and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

            If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness of the Company or their Representatives are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes, and the Trustee shall supply such Holders and Representatives all information and documents they reasonably request in order to file such claims. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness of the Company or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness of the Company or their Representative to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 10.12. This Article Ten Not To Prevent Events of Default.

            The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of an Event of Default.

            Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders to take any action or accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders from time to time, of Senior Indebtedness of the Company.

            SECTION 10.13. Trustee's Compensation Not Prejudiced.

            Nothing in this Article Ten shall apply to amounts due to the Trustee pursuant to other sections in this Indenture

            SECTION 10.14. Acceleration of Payment of Notes.

            If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Indebtedness of the Company or the Representative of such holders of the acceleration (in the case of the Trustee, only to the extent of its actual knowledge of such holders or the Representative of

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

such holders). Such notice is in addition to, and not in lieu of, any notice that may be required to be delivered under Section 6.02 prior to the effectiveness of any such acceleration.

                                 ARTICLE ELEVEN

                              SUBSIDIARY GUARANTEES

            SECTION 11.01. Unconditional Subsidiary Guarantee.

            Each of the Subsidiary Guarantors hereby unconditionally jointly and severally Guarantees (such Guarantee to be referred to herein as the "Subsidiary Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the Obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

            Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor on one hand, and the Holders and the Trustee on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of the Subsidiary Guarantee.

            Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture and in the Subsidiary Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Noteholder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors hereby agrees that, in the event of default in the payment of principal (or premium, if any) or interest on such Notes, whether at their Stated Maturity, by acceleration, called for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Notes, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce the Subsidiary Guarantee without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce any other right or remedy with respect to the Notes, the Subsidiary Guarantors agree to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

            SECTION 11.02. Subordination of Subsidiary Guarantee.

            The obligations of each Subsidiary Guarantor to the Holders of the Notes and to the Trustee pursuant to the Subsidiary Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided in Article Twelve.

            SECTION 11.03. Severability.

            In case any provision of the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.04. Release of Subsidiary Guarantor from the Subsidiary
                           Guarantee.

            Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all of its assets) to an entity which is not the Company or a Subsidiary or Affiliate of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 5.03, or pursuant to a foreclosure of a Lien that secures outstanding Bank Indebtedness on the capital stock of such Subsidiary Guarantor in accordance with the Credit Facility, such Subsidiary Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder.

            The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this
Section 11.04.


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            SECTION 11.05. Limitation on Amount Guaranteed; Contribution by
                           Subsidiary Guarantors.

            (a) Anything contained in this Indenture or the Subsidiary Guarantee to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Subsidiary Guarantor under the Subsidiary Guarantee, such obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (x) in respect of intercompany Indebtedness to Company or other Affiliates of Company to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor under the Subsidiary Guarantee and (y) under any Subsidiary Guarantee of Subordinated Indebtedness which Subsidiary Guarantee contains a limitation as to maximum amount similar to that set forth in this clause (a) of
Section 11.05, pursuant to which the liability of such Subsidiary Guarantor under the Subsidiary Guarantee is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer
Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Subsidiary Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under clause (b) of Section 11.05).

            (b) The Subsidiary Guarantors together desire to allocate among themselves in a fair and equitable manner, their obligations arising under the Subsidiary Guarantee. Accordingly, if any payment or distribution is made on any date by any Subsidiary Guarantor under the Subsidiary Guarantee (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Subsidiary Guarantors in the amount of such other Subsidiary Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions shall cause each Subsidiary Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Subsidiary Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Subsidiary Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under the Subsidiary Guarantee in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Subsidiary Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Subsidiary Guarantor over the Aggregate Payments of such Subsidiary Guarantor. "Adjusted Maximum Amount" means, with respect to a Subsidiary Guarantor as of any date of determination, the maximum aggregate amount of the obligations


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of such Subsidiary Guarantor under the Subsidiary Guarantee, determined as of such date in accordance with clause (a) of Section 11.05; provided that, solely for purposes of calculating the Adjusted Maximum Amount with respect to any Subsidiary Guarantor for purposes of this clause (b) of Section 11.05, any assets or liabilities of such Subsidiary Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Subsidiary Guarantor. "Aggregate Payments" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Subsidiary Guarantor in respect of the Subsidiary Guarantee (including, without limitation, in respect of this clause (b) of Section 11.05 minus (ii) the aggregate amount of all payments received on or before such date by such Subsidiary Guarantor from the other Subsidiary Guarantors as contributions under this clause (b) of Section 11.05). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Subsidiary Guarantors of their obligations as set forth in this clause (b) of Section 11.05 shall not be construed in any way to limit the liability of any Subsidiary Guarantor under this Indenture or under the Subsidiary Guarantee.

            SECTION 11.06. Waiver of Subrogation.

            Until payment in full is made of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder and under the Notes, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under the Subsidiary Guarantee and this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

            SECTION 11.07. Execution of Subsidiary Guarantee.

            To evidence its Guarantee to the Noteholders set forth in this Article Eleven, each Subsidiary Guarantor hereby agrees to execute the Subsidiary Guarantee in substantially the form included in Exhibit A, which shall be endorsed on such Note ordered to be


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authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantee. The Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer (who shall have been duly authorized by all requisite corporate actions) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Note on which the Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of such Subsidiary Guarantor.

            SECTION 11.08. Waiver of Stay, Extension or Usury Laws.

            Each Subsidiary Guarantor jointly and severally covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Subsidiary Guarantor from performing the Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 11.09. Effectiveness of Subsidiary Guarantee.

            The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such a payment or performance had not been made. If any payments, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstituted and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                                 ARTICLE TWELVE


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                     SUBORDINATION OF GUARANTEE OBLIGATIONS

            SECTION 12.01. Guarantee Obligations Subordinated to Senior
                           Indebtedness of Subsidiary Guarantors.

            Each Subsidiary Guarantor covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that any payment of obligations by each Subsidiary Guarantor in respect of the Subsidiary Guarantee (its "Guarantee Obligations") shall be made subject to the provisions of this Article Twelve, and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all such Subsidiary Guarantor's Guarantee Obligations shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Obligations in respect of such Subsidiary Guarantor's Senior Indebtedness, including principal, premium (if any) or interest (including post-petition interest) thereon, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of such Subsidiary Guarantor's Senior Indebtedness, and that each holder of any Subsidiary Guarantor's Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or Guaranteed shall be deemed to have acquired such Subsidiary Guarantor's Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes. Only Indebtedness of a Subsidiary Guarantor that is Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with the provisions of this Indenture. A Subsidiary Guarantee shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Subsidiary Guarantor to which it relates. Unsecured Indebtedness is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured.

            SECTION 12.02. No Payment on Notes in Certain Circumstances.

            (a) No Subsidiary Guarantor may, and no other Person on behalf of such Subsidiary Guarantor may, make any payment with respect to the Subsidiary Guarantee or make any deposit pursuant to Article Eight above (collectively, "pay the Subsidiary Guarantee") if (i) any amount of principal, interest or other payments due under any Senior Indebtedness of such Subsidiary Guarantor or the Company has not been paid when due whether at maturity, upon redemption, by declaration or otherwise or (ii) any other default on Senior Indebtedness of such Subsidiary Guarantor or the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived in writing and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash, after which such Subsidiary Guarantor shall resume making any and all required payments in respect of the Subsidiary Guarantee, including any missed payments. However, a Subsidiary Guarantor may pay the Subsidiary Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness Guaranteed by such Subsidiary Guarantor with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing, after which such Subsidiary Guarantor shall resume making any and all required payments in


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

respect of the Subsidiary Guarantee, including any missed payments. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor or the Company pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay the Subsidiary Guarantee for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (A) by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice,
(B) because the default giving rise to such Blockage Notice is no longer continuing (solely as evidenced by written notice to the Trustee by the Representative of such Designated Senior Indebtedness which notice shall be promptly delivered) or (C) because such Designated Senior Indebtedness of such Subsidiary Guarantor and the related Designated Senior Indebtedness of the Company has been repaid in full in cash). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company, such Subsidiary Guarantor may resume payments on the Subsidiary Guarantee after the end of such Payment Blockage Period including any missed payments. No more than one Payment Blockage Period may be commenced in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness Guaranteed by such Subsidiary Guarantor during such period.

            (b) If, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor's Senior Indebtedness (pro rata to such holders on the basis of the respective amount of such Subsidiary Guarantor's Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on such Subsidiary Guarantor's Senior Indebtedness, if any, received from the holders of such Subsidiary Guarantor's Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Subsidiary Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of such Subsidiary Guarantor's Senior Indebtedness.

            The provisions of this Section shall not apply to any payment with respect to which Section 12.03 would be applicable.

            Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to


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

Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness of the Company thereafter due or declared to be due shall first be paid in full in cash or before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

            SECTION 12.03. Payment Over of Proceeds upon Dissolution, Etc.

            (a) Upon any payment or distribution of assets of any Subsidiary Guarantor or any of its Subsidiaries of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Subsidiary Guarantor or any of its Subsidiaries or any of their property, whether voluntary or involuntary, all Obligations due or to become due upon all of such Subsidiary Guarantor's Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of such Subsidiary Guarantor's Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations with respect to the Subsidiary Guarantee of such Subsidiary Guarantor, or for the acquisition of such Subsidiary Guarantee for cash or property or otherwise. Upon any such total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding, any payment or distribution of assets of such Subsidiary Guarantor or any of its Subsidiaries of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of such Subsidiary Guarantor's Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Subsidiary Guarantor's Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Subsidiary Guarantor's Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Subsidiary Guarantor's Senior Indebtedness remaining unpaid until all such Subsidiary Guarantor's Senior Indebtedness has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Subsidiary Guarantor's Senior Indebtedness.

            (b) To the extent any payment of any Subsidiary Guarantor's Senior Indebtedness (whether by or on behalf of such Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, such Subsidiary Guarantor's Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

            (c) If, notwithstanding the foregoing, any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder or the Trustee when such payment or distribution is prohibited by this Section 12.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Subsidiary Guarantor's Senior Indebtedness (pro rata to such holders on the basis of the respective amount of such Subsidiary Guarantor's Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Subsidiary Guarantor's Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Subsidiary Guarantor's Senior Indebtedness remaining unpaid until all such Subsidiary Guarantor's Senior Indebtedness has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Subsidiary Guarantor's Senior Indebtedness.

            (d) The consolidation of any Subsidiary Guarantor with, or the merger of any Subsidiary Guarantor with or into, another corporation or the liquidation or dissolution of any Subsidiary Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of such Subsidiary Guarantor's Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Subsidiary Guarantor's obligations hereunder in accordance with Article Five hereof.

            SECTION 12.04. Payments May Be Paid Prior to Dissolution.

            Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) any Subsidiary Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments in respect of this Subsidiary Guarantee, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable the written notice provided for in the third sentence of Section 12.02(a) or in Section 12.07 has been received by the Trustee (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 12.02(a), 12.02(b) and Section 12.03). Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor.

            SECTION 12.05. Subrogation.

            Subject to, and only after, the payment in full in cash of all Subsidiary



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Guarantor Senior Indebtedness, the Holders of the Obligations of any Subsidiary
Guarantor shall be subrogated to the rights of the holders of such Subsidiary Guarantor's Senior Indebtedness to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor applicable to such Subsidiary Guarantor's Senior Indebtedness until the Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Subsidiary Guarantor's Senior Indebtedness by or on behalf of such Subsidiary Guarantor or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between such Subsidiary Guarantor and the Holders of such Subsidiary Guarantor's Obligations, be deemed to be a payment by such Subsidiary Guarantor to or on account of such Subsidiary Guarantor's Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of such Subsidiary Guarantor's Obligations, on the one hand, and the holders of such Subsidiary Guarantor's Senior Indebtedness, on the other hand.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the application of the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of amounts payable under Senior Indebtedness of any Subsidiary Guarantor, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

            SECTION 12.06. Obligations of Subsidiary Guarantor Unconditional.

            Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Subsidiary Guarantors, their respective creditors other than the holders of such Subsidiary Guarantor's Senior Indebtedness, and the Holders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders the Guarantee Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Subsidiary Guarantor other than the holders of such Subsidiary Guarantor's Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of such Subsidiary Guarantor received upon the exercise of any such remedy.

            SECTION 12.07. Notice to Trustee.

            Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Subsidiary Guarantee or the Notes pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Subsidiary Guarantor's

Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from such Subsidiary Guarantor or from a holder of such Subsidiary Guarantor's Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

            If the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of such Subsidiary Guarantor's Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of such Subsidiary Guarantor's Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            SECTION 12.08. Reliance on Judicial Order or Certificate of
                           Liquidating Agent.

            Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending so long as such order gives effect to the provisions of this Article Twelve, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of each Subsidiary Guarantor's Senior Indebtedness and other Indebtedness of any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

            SECTION 12.09. Trustee's Relation to Subsidiary Guarantor's Senior
                           Indebtedness.

            The Trustee, any agent of the Trustee and any agent of any Subsidiary Guarantor shall be entitled to all the rights set forth in this Article Twelve with respect to the respective Subsidiary Guarantor's Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of the respective Subsidiary Guarantor's Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

            With respect to the holders of the respective Subsidiary Guarantor's Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of the respective Subsidiary Guarantor's Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Subsidiary Guarantor's Senior Indebtedness.

            Whenever a distribution is to be made or a notice given to holders or owners of any Subsidiary Guarantor's Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

            SECTION 12.10. Subordination Rights Not Impaired by Acts or
                           Omissions of Subsidiary Guarantors or Holders of Subsidiary Guarantors' Senior Indebtedness.

            No right of any present or future holders of any Subsidiary Guarantor's Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of any Subsidiary Guarantor's Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of such Subsidiary Guarantor's Senior Indebtedness, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Subsidiary Guarantor's Senior Indebtedness, or otherwise amend or supplement in any manner such Subsidiary Guarantor's Senior Indebtedness, or any instrument evidencing the same or any agreement under which such Subsidiary Guarantor's Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Subsidiary Guarantor's Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of such Subsidiary Guarantor's Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against such Subsidiary Guarantor and any other Person.

            SECTION 12.11. Noteholders Authorize Trustee To Effectuate
                           Subordination of Notes.

            Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of each Subsidiary Guarantor's Senior Indebtedness and the Holders of Notes, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Subsidiary Guarantor, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

            If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of each Subsidiary Guarantor's Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes, and the Trustee shall supply such Holders and Representatives all information and documents they reasonably request in order to file such claims. Nothing herein contained shall be deemed to authorize the Trustee or the holders of any Subsidiary Guarantor's Senior Indebtedness or their respective Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of any Subsidiary Guarantor's Senior Indebtedness or their Representatives to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 12.12. This Article Twelve Not To Prevent Events of Default.

            The failure to make a payment on account of Obligations of any Subsidiary Guarantor by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default. Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders to take any action or accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders from time to time, of Senior Indebtedness of any Subsidiary Guarantor.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

            SECTION 13.01. TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 13.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                           if to the Company or any Subsidiary Guarantor:

                           Environmental Systems Products Holdings Inc.
                           c/o Environmental Systems Products, Inc.
                           7 Kripes Road
                           East Granby, Connecticut  06026
                           Facsimile No.:  (860) 653-4868
                           Telephone:  (860) 653-0081
                           Attn: David J. Langevin

                           with a copy to:

                           White & Case, Limited Liability Partnership
                           1155 Avenue of the Americas
                           New York, NY  10036-2787
                           Facsimile No.:  (212) 354-8113
                           Telephone:  (212) 819-8200
                           Attn:  Frank Schiff, Esq.

                           if to the Trustee:

                           United States Trust Company of Texas, N.A.
                           c/o United States Trust Company of New York
                           114 West 47th Street
                           New York, NY  10036-2787
                           Facsimile No.:  (212) 852-1626
                           Telephone No.:  (212) 852-1000
                           Attn:  Corporate Trust Department

            Each of the Company, the Subsidiary Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Subsidiary Guarantors and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee and notice to the Trustee shall not be deemed to have been given until actually received by a Trust Officer).

            Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to the TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of the TIA Section 312(c).

            SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

            SECTION 13.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

            SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 13.07. Legal Holidays.

            A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            SECTION 13.08. Governing Law.

            THIS INDENTURE AND THE NOTES (AND THE SUBSIDIARY GUARANTEES RELATING THERETO) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

            SECTION 13.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 13.10. No Recourse Against Others.

            No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company, any Subsidiary Guarantor or of the Trustee shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

            SECTION 13.11. Successors.

            All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.12. Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

            SECTION 13.13. Severability.

            In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms of provisions hereof.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                          Issuer:


                                          ENVIRONMENTAL SYSTEMS
                                            PRODUCTS HOLDINGS INC.

                                          By: /s/ Terrence P. McKenna
                                             ---------------------------------
                                             Name: Terrence P. McKenna
                                             Title: President & CEO


                                          Subsidiary Guarantors:


                                          ENVIRONMENTAL SYSTEMS PRODUCTS, INC.

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CEO


                                          ENVIROTEST SYSTEMS CORP. (DELAWARE)

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CFO


                                          ENVIROTEST HOLDINGS, INC.

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CFO

                                          ENVIROTEST TECHNOLOGIES, INC.

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CFO


                                          ENVIROTEST PARTNERS (PENNSYLVANIA)

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CFO


                                          REMOTE SENSING TECHNOLOGIES, INC.

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CFO


                                          ENVIROTEST WISCONSIN, INC.

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CFO


                                          ES FUNDING CORPORATION

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CFO


                                          ENVIROTEST ACQUISITIONS CO.

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CFO

                                          ENVIROTEST SYSTEMS CORP.
                                          (WASHINGTON)

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CFO


                                          ENVIROTEST ILLINOIS, INC.

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CFO


                                          WELLMAN NORTH AMERICA, INC.

                                          By: /s/ David Langevin
                                             ---------------------------------
                                             Name: David Langevin
                                             Title: EVP & CFO


                                          WELLMAN OVERSEAS LIMITED

                                          By: /s/ Terrence Smith
                                             ---------------------------------
                                             Name: Terrence Smith
                                             Title: Director


                                          NEWMALL LIMITED

                                          By: /s/ Terrence Smith
                                             ---------------------------------
                                             Name: Terrence Smith
                                             Title: Director

                                          Holdco:


                                          ENVIROSYSTEMS CORP.

                                          By: /s/ Terrence P. McKenna
                                             ---------------------------------
                                             Name: Terrence P. McKenna
                                             Title: President & CEO


                                          Trustee:


                                          UNITED STATES TRUST COMPANY OF
                                            TEXAS, N.A., as Trustee

                                          By: /s/ Gerard F. Ganey
                                             ---------------------------------
                                             Name: Gerard F. Ganey
                                             Title: Authorized Signatory

                                                                        APPENDIX
                                                          RULE 144A/REGULATION S

                             PROVISIONS RELATING TO
            INITIAL NOTES, PRIVATE EXCHANGE NOTES AND EXCHANGE NOTES

      1. Definitions.

      1.1 Definitions.

            For the purposes of this Appendix the following terms shall have the meanings indicated below:

            "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns.

            "Exchange Notes" means the 13% Senior Subordinated Exchange Notes Due 2008 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

            "Initial Notes" means the 13% Senior Subordinated Notes Due 2008, issued under this Indenture on or about the date hereof.

            "Initial Purchasers" means Credit Suisse First Boston (Europe) Limited and one or more of its affiliates, DLJ Merchant Banking Partners II, L.P. and one or more of its affiliates and Chase Equity Associates L.P. and one or more of its affiliates.

            "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

            "Private Exchange Notes" means the 13% Senior Subordinated Private Exchange Notes Due 2008, if any, to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.


                                        I

            "Registration Rights Agreement" means the Registration Rights Agreement dated October 16, 1998 among the Company, the Subsidiary Guarantors and the Initial Purchasers.

            "Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Notes, pursuant to the Registration Rights Agreement.

            "Securities" means the Initial Notes, the Private Exchange Notes and the Exchange Notes.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be United States Trust Company of New York.

            "Shelf Registration Statement" means the shelf registration statement issued by the Company, in connection with the offer and sale of Initial Notes or Private Exchange Notes, pursuant to the Registration Rights Agreement.

            "Subscription Agreement" means the Subscription Agreement dated October 15, 1998, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

            "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

      1.2 Other Definitions.



                            Term                            Defined in Section:
                            ----                            -------------------
"Agent Members"..........................................         2.1(b)

"Global Security"........................................         2.1(a)

"Regulation S"...........................................         2.1(a)

"Rule 144A"..............................................         2.1(a)


      2. The Securities.

      2.1 Form and Dating.


                                       II

            The Initial Notes are being offered and sold by the Company pursuant to the Subscription Agreement.

            (a) Global Securities. Initial Notes offered and sold to the Initial Purchasers in reliance on an exemption from the registration requirements under the Securities Act, in each case as provided in the Subscription Agreement, shall be issued initially in the form of one permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

            (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

            (c) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.5 of this Appendix, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

      2.2 Authentication. The Trustee shall authenticate and deliver: (i) Initial Notes for original issue in an aggregate principal amount of $100 million and (2) Exchange Notes or


                                       III

Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Securities outstanding at any time may not exceed $100 million except as provided in Section 2.07 and 2.08 of this Indenture.

      2.3 Transfer and Exchange.

            (a) Transfer and Exchange of Global Securities.

                  (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                  (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.5 of this Appendix), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.5 of this Appendix or Section 2.10 of this Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

            (b) Legend.


                                       IV

                  (i) Except as permitted by the following paragraphs (ii),
      (iii) and (iv), each Security certificate evidencing the Initial Notes or the Private Exchange Notes (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

            "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            "THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT
            (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
            (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR
            (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for such Security without the restricted securities legend set forth on Exhibit 1 hereto that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if


                                        V
      the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Registration Statement or a Shelf Registration Statement with respect to Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Notes or such Private Exchange Notes shall cease to apply so long as such Initial Notes or such Private Exchange Notes were transferred pursuant to such Registration Statement, but the requirements requiring such Initial Notes or such Private Exchange Notes issued to certain Holders be issued in global form will continue to apply, and Initial Notes or Private Exchange Notes in global form without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's Initial Notes or Private Exchange Notes or directions to transfer such Holder's interest in the Global Security, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will continue to apply and Initial Notes in global form with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in global form without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

            (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.


                                       VI

            (d) Obligations with Respect to Transfers and Exchanges of
Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities at the Registrar's or any co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.16, 4.17 and Section 9.06 of this Indenture).

                  (iii) The Registrar or any co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article Three of this Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an Interest Payment Date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            (e) No Obligation of the Trustee.

                  (i) All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders.

                  (ii) The Trustee shall have no responsibility or obligations to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member,


                                       VII
      beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (iii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            2.4 Original Issue Discount Legend.

            The Company will cause each physical Note to contain on its face a legend that satisfies the requirements of U.S. Treasury Regulations Section 1.1275-3.

            2.5 Certificated Securities.

            (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

            (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal


                                      VIII
aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenti cated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by
Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

            (c) Subject to the provisions of Section 2.5(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (d) In the event of the occurrence of either of the events specified in Section 2.5(a) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.


                                       IX

                                                                       EXHIBIT 1
                                                       TO RULE 144A/REGULATION S
                                                                        APPENDIX

                           [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN,

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

            THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT
(A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES


                                       X

IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.


                                       XI

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

------------------  -----------------------  -----------------------  --------------------  ---------------------------
 Date of Exchange    Amount of decrease in    Amount of increase in   Principal Amount of      Signature of authorized
                     Principal Amount of      Principal Amount of     this Global Security     officer of Trustee or
                     this Global Security     this Global Security    following such           Securities Custodian
                                                                      decrease or increase



                                       XII

                                                                       EXHIBIT A

                              FORM OF INITIAL NOTE

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                      13% SENIOR SUBORDINATED NOTE DUE 2008

                                                            CUSIP No. 29408Q AA7
No.                                                                  $

            ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to _______ or registered assigns, the principal sum of _________ Dollars, on _______, 2008.

            Interest Payment Dates: April 30 and October 31

            Record Dates: April 15 and October 15

            Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

            THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION, PLEASE CONTACT DAVID J. LANGEVIN, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC., C/O ENVIRONMENTAL SYSTEMS PRODUCTS, INC., 7 KRIPES ROAD, EAST GRANBY, CONNECTICUT 06026, (860) 653-0081.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                            ENVIRONMENTAL SYSTEMS PRODUCTS
                                              HOLDINGS INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            By:_________________________________
                                               Name:
Dated: ____________                            Title:

Certificate of Authentication

            This is one of the 13% Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

                                               _________________________________
                                                 UNITED STATES TRUST COMPANY
                                                         OF TEXAS, N.A.

                                                         as Trustee

Dated: ____________                       By:___________________________________
                                                      Authorized Signatory

                              (REVERSE OF SECURITY)

                      13% SENIOR SUBORDINATED NOTE DUE 2008

            1. Interest. ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC., a Delaware corporation (the "Company"), promises to pay to the registered holder of this Note interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes shall accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 16, 1998. The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing April 30, 1999. For U.S. federal income tax purposes, the "issue price" of the Notes shall be less than the aggregate principal amount to the extent of the fair market value of the common stock of Holdco acquired in connection with the purchase of the Notes. To the extent of such difference, "original issue discount" ("OID") shall be recognized by a Holder during such Holder's ownership of the Notes. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

            2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar. Initially, the Trustee (as defined below) shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

            4. Indenture and Subsidiary Guarantee. The Company issued the Notes under an Indenture, dated as of October 16, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors named therein, Holdco and United States Trust Company of Texas, N.A., as trustee (the "Trustee"). This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 13% Senior Subordinated Notes due 2008 (the "Initial Notes"). The Notes are limited in aggregate principal amount to $100,000,000. The Notes include the Initial Notes, the Private Exchange Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Private Exchange Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA Act for a statement of them. The Notes are unsecured senior subordinated obligations of the Company. Payment on each Note is Guaranteed on a senior subordinated basis by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern.

            5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or Guaranteed. The obligations of each Subsidiary Guarantor pursuant to its Subsidiary Guarantee and the terms of the Indenture are subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness of such Subsidiary Guarantor to the extent set forth in the Indenture. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

            6. Redemption.

            (a) Optional Redemption. Except as set forth in the following paragraph, the Notes shall not be redeemable at the option of the Company prior to October 31, 2003. Thereafter, the Notes shall be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 31 of the years set forth below:


            Period                                                       Price
            ------                                                       -----
            2003 ...............................................        106.500%
            2004 ...............................................        104.333%
            2005 ...............................................        102.167%
            2006 and thereafter.................................        100.000%

            (b) Optional Redemption Upon Public Equity Offerings. In addition, at any time and from time to time prior to October 31, 2001, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 113% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally outstanding must remain outstanding after each such redemption.

            In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

            7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption shall cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes shall be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

            8. Offers to Purchase. Sections 4.16 and 4.17 of the Indenture provide that, in the event of certain Asset Dispositions (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            9. Registration Rights. Pursuant to the Registration Rights Agreement (as defined in the Indenture), under certain circumstances, (i) the Company shall be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 13% Senior Subordinated Exchange Notes due 2008 (the "Exchange Notes") which shall have been registered under the Securities Act or the Company's 13% Senior Subordinated Private Exchange Notes due 2008 (the "Private Exchange Notes"), in each case in like principal amount and having terms identical in all material respects to the Initial Notes and (ii) the Company shall be required to cause to become effective a resale shelf registration statement with respect to this Note.

            10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 Business Days before any Interest Payment Date.

            11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

            12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

            15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor shall be released from those obligations.

            17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            18. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            19. No Recourse Against Others. No stockholder, director, officer, em ployee or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            21. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture (and the Guarantees relating thereto), without regard to principles of conflict of laws.

            22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            23. CUSIP Numbers. Pursuant to a recommendation promulgated by the

Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            25. Holders' Compliance with Registration Rights Agreement. Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

            The Company shall furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC., c/o Environmental Systems Products, Inc., 7 Kripes Road, East Granby, Connecticut 06026, Attn: David J. Langevin.

                              SUBSIDIARY GUARANTEE

            Environmental Systems Products, Inc., Envirotest Systems Corp. (Delaware), Envirotest Holdings, Inc., Envirotest Technologies, Inc., Envirotest Partners (Pennsylvania), Remote Sensing Technologies, Inc., Envirotest Wisconsin, Inc., ES Funding Corporation, Envirotest Acquisitions Co., Envirotest Systems Corp. (Washington), Envirotest Illinois, Inc., Wellman North America, Inc., Wellman Overseas Limited and Newmall Limited (collectively, the "Subsidiary Guarantors"), have each jointly and severally unconditionally Guaranteed on a senior subordinated basis (such Guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity by acceleration or otherwise.

            The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth and are senior subordinated obligations of each Subsidiary Guarantor, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

            No stockholder, officer, director, employee or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under the Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

            The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                       ENVIRONMENTAL SYSTEMS PRODUCTS, INC.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ENVIROTEST SYSTEMS CORP. (DELAWARE)

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ENVIROTEST HOLDINGS, INC.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ENVIROTEST TECHNOLOGIES, INC.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ENVIROTEST PARTNERS (PENNSYLVANIA)

                                       By:______________________________________
                                          Name:
                                          Title:

                                       REMOTE SENSING TECHNOLOGIES, INC.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ENVIROTEST WISCONSIN, INC.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ES FUNDING CORPORATION

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ENVIROTEST ACQUISITIONS CO.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ENVIROTEST SYSTEMS CORP. (WASHINGTON)

                                       By:______________________________________
                                          Name:
                                          Title:

                                       ENVIROTEST ILLINOIS, INC.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       WELLMAN NORTH AMERICA, INC.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       WELLMAN OVERSEAS LIMITED

                                       By:______________________________________
                                          Name:
                                          Title:


                                       NEWMALL LIMITED

                                       By:______________________________________
                                          Name:
                                          Title:

                                 ASSIGNMENT FORM

            If you the Holder want to assign this Note, fill in the form below and have your signature Guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________    Signed: _______________________________________________
                                          (Sign exactly as your name
                                          appears on the other side of
                                          this Note)

Signature Guarantee: ________________

            (Signature must be Guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature Guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) October 16, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]

(1) __ to the Company or a Subsidiary thereof; or

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) __ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(4) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5) __ pursuant to an effective registration statement under the Securities Act; or

(6) __ pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Appendix to the Indenture shall have been satisfied.

Dated: _______________   Signed: _______________________________________________
                                          (Sign exactly as name
                                          appears on the other side
                                          of this Security)

Signature Guarantee: ___________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________   ______________________________________________________
                                      NOTICE: To be executed by
                                              an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

                 Section 4.16 [   ]
                 Section 4.17 [   ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$________________________

Dated: __________________             __________________________________________
                                         NOTICE: The signature on this
                                         assignment must correspond with
                                         the name as it appears upon the
                                         face of the within Note in
                                         every particular without alteration
                                         or enlargement or any change
                                         whatsoever and be Guaranteed by the
                                         endorser's bank or broker.

Signature Guarantee: _____________________

            (Signature must be Guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature Guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                                                       EXHIBIT B

                 FORM OF EXCHANGE NOTE AND PRIVATE EXCHANGE NOTE

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                      13% SENIOR SUBORDINATED NOTE DUE 2008

                                                             CUSIP NO.29408Q AA7
No.                                                                    $

            ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to _______ or registered assigns, the principal sum of _________ Dollars, on _______, 2008.

            Interest Payment Dates: April 30 and October 31

            Record Dates: April 15 and October 15

            Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

            THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION, PLEASE CONTACT DAVID J. LANGEVIN, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC., C/O ENVIRONMENTAL SYSTEMS PRODUCTS, INC., 7 KRIPES ROAD, EAST GRANBY, CONNECTICUT 06026, (860) 653-0081.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                            ENVIRONMENTAL SYSTEMS PRODUCTS
                                               HOLDINGS INC.


                                            By:_________________________________
                                               Name:
                                               Title:


                                            By:_________________________________
                                               Name:
Dated: ____________                            Title:

Certificate of Authentication

            This is one of the 13% Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.


                                            _________________________________
                                            UNITED STATES TRUST COMPANY
                                                    OF TEXAS, N.A.

                                                    as Trustee


Dated: ____________                         By:_________________________________
                                                    Authorized Signatory

[If the Note is to be issued in global form add the Global Securities Legend from Exhibit 1 to the Appendix and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] -- SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

[If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the restricted securities legend from Exhibit 1 to Appendix A and replace the Assignment Form with that included in Exhibit A.]

                              (REVERSE OF SECURITY)

                      13% SENIOR SUBORDINATED NOTE DUE 2008

            1. Interest. ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC., a Delaware corporation (the "Company"), promises to pay to the registered holder of this Note interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 16, 1998. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 30, 1999. For U.S. federal income tax purposes, the "issue price" of the Notes shall be less than the aggregate principal amount to the extent of the fair market value of the common stock of Holdco acquired in connection with the purchase of the Notes. To the extent of such difference, "original issue discount" ("OID") shall be recognized by a Holder during such Holder's ownership of the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

            2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

            3. Paying Agent and Registrar. Initially, United States Trust Company of Texas, N.A., as trustee (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

            4. Indenture and Guarantee. The Company issued the Notes under an Indenture, dated as of October 16, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors named therein and the Trustee. [This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 13% Senior Subordinated Exchange Notes due 2008 (the "Exchange Notes").] [This Note is one of a duly authorized issue of Private Exchange Notes of the Company designated as its 13% Senior Subordinated Private Exchange Notes due 2008 (the "Private Exchange Notes").] The Notes are limited in aggregate principal amount to $100,000,000. The Notes include the Initial Notes (the 13% Senior Subordinated Notes due

2008) and the Private Exchange Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Private Exchange Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior subordinated basis by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern.

            5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The obligations of each Subsidiary Guarantor pursuant to its Subsidiary Guarantee and the terms of the Indenture are subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness of such Subsidiary Guarantor to the extent set forth in the Indenture. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

            6. Redemption.

            (a) Optional Redemption. Except as set forth in the following paragraph, the Notes shall not be redeemable at the option of the Company prior to October 31, 2003. Thereafter, the Notes shall be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 31 of the years set forth below:

                                                          Redemption
            Period                                          Price
            ------                                        ----------

            2003 .......................................   106.500%
            2004 .......................................   104.333%
            2005 .......................................   102.167%
            2006 and thereafter.........................   100.000%

            (b) Optional Redemption Upon Public Equity Offerings. In addition, at any time and from time to time prior to October 31, 2001, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 113.000% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally outstanding must remain outstanding after each such redemption.

            In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

            7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

            Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

            8. Offers to Purchase. Sections 4.16 and 4.17 of the Indenture provide that, in the event of certain Asset Dispositions (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

            9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 Business Days before any Interest Payment Date.

            10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

            11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

            13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

            14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

            16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

            17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            18. No Recourse Against Others. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

            20. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture (and the Subsidiary Guarantees relating thereto), without regard to principles of conflict of laws.

            21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

            23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

            24. [Registration Rights. Pursuant to the Registration Rights Agreement (as defined in the Indenture), the Company will have certain obligations to the Holders of the Private Exchange Notes.]

            The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC., c/o Environmental Systems Products, Inc., 7 Kripes Road, East Granby, Connecticut 06026, Attn: David J. Langevin.

                              SUBSIDIARY GUARANTEE

            Environmental Systems Products, Inc., Envirotest Systems Corp. (Delaware), Envirotest Holdings, Inc., Envirotest Technologies, Inc., Envirotest Partners (Pennsylvania), Remote Sensing Technologies, Inc., Envirotest Wisconsin, Inc., ES Funding Corporation, Envirotest Acquisitions Co., Envirotest Systems Corp. (Washington), Envirotest Illinois, Inc., Wellman North American, Inc., Wellman Overseas Limited and Newmall Limited (collectively, the "Subsidiary Guarantors"), have each unconditionally guaranteed on a senior subordinated basis (such Guarantee by the Subsidiary Guarantors being referred to herein as the "Subsidiary Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

            The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth and are senior subordinated obligations of each Subsidiary Guarantor, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantee therein made.

            No stockholder, officer, director, employee or incorporator, as such, past, present or future, of each Subsidiary Guarantor shall have any liability under the Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

            The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                     ENVIRONMENTAL SYSTEMS PRODUCTS, INC.


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     ENVIROTEST SYSTEMS CORP. (DELAWARE)


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     ENVIROTEST HOLDINGS, INC.


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     ENVIROTEST TECHNOLOGIES, INC.


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     ENVIROTEST PARTNERS (PENNSYLVANIA)


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     REMOTE SENSING TECHNOLOGIES, INC.


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     ENVIROTEST WISCONSIN, INC.


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     ES FUNDING CORPORATION


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     ENVIROTEST ACQUISITIONS CO.


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     ENVIROTEST SYSTEMS CORP. (WASHINGTON)


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     ENVIROTEST ILLINOIS, INC.


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     WELLMAN NORTH AMERICA, INC.


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     WELLMAN OVERSEAS LIMITED


                                     By: _______________________________________
                                         Name:
                                         Title:

                                     NEWMALL LIMITED


                                     By: _______________________________________
                                         Name:
                                         Title:

                               ASSIGNMENT FORM(1)

            If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________    Signed: _______________________________________________
                                          (Sign exactly as your name
                                          appears on the other side of
                                          this Note)

Signature Guarantee: _________________

(Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

----------
(1) If the Note is a Private Exchange Note, replace the Assignment Form with that included in Exhibit A to the Indenture.

                      [OPTION OF HOLDER TO ELECT PURCHASE]

            If you want to elect to have this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

                  Section 4.16 [   ]
                  Section 4.17 [   ]

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$_____________________

Dated: __________________         ___________________________________________
                                       NOTICE: The signature on this
                                       assignment must correspond with
                                       the name as it appears upon the
                                       face of the within Note in
                                       every particular without alteration
                                       or enlargement or any change
                                       whatsoever and be guaranteed by the
                                       endorser's bank or broker.

Signature Guarantee: ________________________

            (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                                                       EXHIBIT C

                              Subsidiary Guarantors

Environmental Systems Products, Inc.
Envirotest Systems Corp. (Washington)
Envirotest Holdings, Inc.
Envirotest Technologies, Inc.
Envirotest Partners
Remote Sensing Technologies, Inc.
Envirotest Wisconsin, Inc.
ES Funding Corporation
Envirotest Acquisitions Co.
Envirotest Systems Corp. (Delaware)
Envirotest Illinois, Inc.
Wellman North America, Inc.
Wellman Overseas Limited
Newmall Limited

                              CROSS-REFERENCE TABLE

TIA Section                                            Indenture Section
-----------                                            -----------------
310(a)(1)             .................................  7.10
   (a)(2)             .................................  7.10
   (a)(3)             .................................  N.A.
   (a)(4)             .................................  N.A.
   (a)(5)             .................................  7.08; 7.10
   (b)                .................................  7.03; 7.08; 7.10; 13.02
   (c)                .................................  N.A.
311(a)                .................................  7.11
   (b)                .................................  7.11
   (c)                .................................  N.A.
312(a)                .................................  2.05
   (b)                .................................  13.03
   (c)                .................................  13.03
313(a)                .................................  7.06
   (b)(1)             .................................  N.A.
   (b)(2)             .................................  7.06
   (c)                .................................  7.06; 13.02
   (d)                .................................  7.06
314(a)                .................................  4.07; 4.08; 13.02
   (b)                .................................  N.A.
   (c)(1)             .................................  13.04
   (c)(2)             .................................  13.04
   (c)(3)             .................................  N.A.
   (d)                .................................  N.A.
   (e)                .................................  13.05
   (f)                .................................  N.A.
315(a)                .................................  7.01(b)
   (b)                .................................  7.05; 13.02
   (c)                .................................  7.01(a)
   (d)                .................................  7.01(c)
   (e)                .................................  6.11
316(a)(last sentence) .................................  2.09
   (a)(1)(A)          .................................  6.05
   (a)(1)(B)          .................................  6.04
   (a)(2)             .................................  N.A.
   (b)                .................................  6.07
   (c)                .................................  9.05
317(a)(1)             .................................  6.08
   (a)(2)             .................................  6.09
   (b)                .................................  2.04



318(a)                .................................  13.01
   (c)                .................................  13.01


----------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.


                                       ii